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                                                                   EXHIBIT 10.2


                          LOAN AND SECURITY AGREEMENT

       THIS LOAN AND SECURITY AGREEMENT is made effective as of the 16th day of June, 1997, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 2711 North Haskell, Suite 2100, LB 21, Dallas, Texas 75204, DXP ACQUISITION, INC. D/B/A STRATEGIC ACQUISITION, INC., a Nevada corporation ("Borrower"), with offices at 580 Westlake Park Boulevard, Suite 1100, Houston, Texas 77079.


SECTION 1.    GENERAL DEFINITIONS

       1.1. Defined Terms. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

       Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

       Account Debtor - any Person who is or may become obligated under or on account of an Account.

       Acquisition - the purchase by Borrower of the assets of Strategic Supply, Inc., pursuant to the Purchase Documents.

       Adjusted Net Earnings From Operations - with respect to any fiscal period, means the net earnings (or loss) of Borrower after provision for income taxes for such fiscal period of Borrower, all as reflected on the financial statement of Borrower supplied to Lender pursuant to Section 9.1(J) hereof, but excluding: (a) any gain or loss arising from the sale of capital assets; (b) any gain arising from any write-up of assets; (c) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (d) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition; (e) net earnings of any business entity (other than a Subsidiary) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions; (f) any portion of the net earnings of any Subsidiary of Borrower which for any reason is unavailable for payment of dividends to Borrower; (g) the earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (h) any gain arising from the acquisition of any Securities of Borrower; and (i) any gain arising from extraordinary or non-recurring items.

       Adjusted Tangible Assets - all assets except: (a) deferred assets, other than prepaid insurance and prepaid taxes; (b) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (c) good will; (d) Restricted Investments; (e) unamortized debt discount and expense; (f) assets located and notes and receivables due from



LOAN AND SECURITY AGREEMENT - Page 1
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obligors outside of the United States of America; and (g) Accounts, notes and other receivables due from Affiliates or employees.

       Adjusted Tangible Net Worth - at any date means a sum equal to: (a) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, less (b) the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, plus (c) Subordinated Debt.

       Affiliate - a Person (other than a Subsidiary): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (b) which beneficially owns or holds 5% or more of any class of the voting Securities of Borrower; or (c) 5% or more of the voting Securities (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by Borrower or a Subsidiary of Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

       Agreement- this Loan and Security Agreement, as amended, modified, supplemented or restated from time to time.

       American MRO - American MRO, Inc., a Nevada corporation.

       Applicable Annual Rate - as defined in Section 3.1(A) of this Agreement.

       Asset Purchase Agreement - that certain Asset Purchase Agreement made and entered into effective as of May 27, 1997, by and among Parent, Borrower, Seller, Coulson Technologies, Inc. and Strategic Distribution, Inc.

       Availability - The amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) and the undrawn amount of all LC Guaranties then outstanding is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

       Average Daily Availability - the amount obtained by adding the Availability at the end of each day during the period in question and by dividing such sum by the number of days in such period.





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       Average Monthly Loan Balance - the amount obtained by adding the unpaid balance of Revolving Credit Loans owing by Borrower to Lender at the end of each day for each day during the month in question and by dividing such sum by the number of days in such month.

       Bank - Fleet National Bank, and its successors or assigns.

       Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if the prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

       Bayou - Bayou Pumps, Inc., a Texas corporation.

       Borrower - Strategic Acquisition, Inc., a Nevada corporation.

       Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

              (a) an amount equal to: (i) Twelve Million Dollars ($12,000,000); minus (ii) an amount equal to the sum of (A) the face amount of all LC Guaranties and Letters of Credit issued by Lender or Affiliates of Lender and outstanding at such date, and (B) any amounts which Lender may be obligated to pay in the future for the account of Borrower pursuant to this Agreement, the Other Agreements or otherwise; or

              (b)    an amount equal to:

                            (i) 85% of the net amount of Eligible Accounts outstanding at such date (as determined by Lender in its sole discretion);

                                           PLUS

                            (ii)   the lesser of (A) Six Million Dollars
                     ($6,000,000) or (B) the sum of (x) 50% of the value of Eligible Inventory (as determined by Lender in its sole discretion) at such date consisting of finished goods, calculated on the basis of the lower of cost or fair market value (as determined by Lender in its sole discretion) with the cost of finished goods calculated on a first-in, first-out basis, and (y) the lesser of (I) $600,000 or (II) 25% of the value of Eligible Slow-Moving Inventory (as determined by Lender in its sole discretion) at such date consisting of finished goods calculated on the basis of the lower of cost or fair market value (as determined by Lender in its sole discretion) with the cost of finished goods calculated on a first-in, first-out basis, and (z) the lesser of (I) $500,000 or (II) 50% of the value of Eligible Off-Site Inventory (as determined by Lender in its sole discretion) at such date consisting of finished goods





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                     calculated on the basis of the lower of cost or fair
                     market value (as determined by Lender in its sole discretion) with the cost of finished goods calculated on a first-in, first-out basis;

                     MINUS (subtract from the sum of clauses (i) and (ii) above)

                            (iii) an amount equal to the sum of (A) the face amount of all LC Guaranties and Letters of Credit issued by Lender or Affiliates of Lender and outstanding at such date and (B) any amounts which Lender may be obligated to pay in the future for the account of Borrower pursuant to this Agreement, the Other Agreements or otherwise.

       For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts, (which may, at Lender's option, be calculated on shortest terms), credits, allowances or sales, excise or withholding taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

       Business Day - a day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Texas or is a day on which banking institutions in such state are closed.

       Capital Expenditures - expenditures made and liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise and the principal portion of payments with respect to capitalized lease obligations.

       Cash Flow - with respect to any fiscal period, means the Adjusted Net Earnings From Operations of Borrower for such period, plus non-cash charges of Borrower in respect to depreciation and amortization for such period minus Capital Expenditures made by Borrower during such period, minus scheduled principal payments on Indebtedness of Borrower for such period, minus distributions made on the capital stock of Borrower during such period, all of the above being determined on a consolidated basis in accordance with GAAP. Notwithstanding the provisions of the documentation evidencing the Strategic Supply Subordinated Debt, for the purposes of this definition of "Cash Flow", the regularly scheduled principal payments during the first two years of the Strategic Supply Subordinated Debt shall be assumed to be amortized over such two years in 24 equal monthly installments.

       Closing Date - the date on which all of the conditions precedent in
Section 10 are satisfied and the initial Loan is made hereunder.

       Code - the Uniform Commercial Code as adopted and in force in the State of Texas, as from time to time in effect.

       Collateral - all of the Property and interests in Property described in
Section 4 hereof, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.





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       Commitment - Twelve Million Dollars ($12,000,000.00).

       Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded there from.

       Current Liabilities - at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP excluding the Loans and current maturities of any long-term indebtedness.

       Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

       Default Rate - as defined in Section 3.1(A) of this Agreement.

       Distribution - in respect of any corporation means and includes: (a) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (b) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

       Dominion Account - a special account of Borrower established by Borrower pursuant to this Agreement at a bank selected by Borrower, but acceptable to Lender, in its sole discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

       Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition or services which Lender, in its credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

              (a) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or

              (b) it is unpaid for more than 60 days after the original due date shown on the invoice; or

              (c) it is due or unpaid more than 90 days after the original invoice date; or

              (d) 20% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

              (e) the total unpaid Accounts of the Account Debtor exceed 25% of the net amount of all Accounts, to the extent of such excess; or





LOAN AND SECURITY AGREEMENT - Page 5
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              (f)    any covenant, representation or warranty contained in this
       Agreement with respect to such Account has been breached; or

              (g) the Account Debtor is also Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

              (h) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if the Account Debtor has ceased to be Solvent or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

              (i) it arises from a sale to an Account Debtor outside the United States; or

              (j) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

              (k) Lender in good faith believes that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or

              (l) the Account Debtor is the United States of America or any department, agency or instrumentality thereof; or

              (m) the Account Debtor is located in the State of New Jersey, Indiana, West Virginia or Minnesota, or any other state imposing similar conditions on the right of a creditor to collect accounts, unless Borrower has either qualified to transact business in such state as a foreign corporation or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year; or

              (n)    the Account is subject to a Lien other than a Permitted
       Lien; or

              (o) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or





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              (p)    the total unpaid Accounts of the Account Debtor exceed a
       credit limit determined by Lender, to the extent such Account exceeds such limit; or

              (q) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

              (r) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

              (s) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or

              (t) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes.

       Eligible Inventory - such Inventory of Borrower which Lender, in its credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Lender's credit judgment, it

              (a)    is finished goods,

              (b)    is in good, new and saleable condition,

              (c)    is not obsolete or unmerchantable,

              (d) has been owned by Borrower for not more than twelve months,

              (e) meets all standards imposed by any governmental agency or authority,

              (f) conforms in all respects to the warranties and representations set forth in Section 6.1 hereof,

              (g) is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien,

              (h) is situated at a location in compliance with Section 4.4 hereof and is not in transit, and

              (i)    it is not Slow-Moving Inventory.

       Eligible Off-Site Inventory - such Off-Site Inventory of Borrower which Lender, in its credit judgment, deems to be Eligible Off-Site Inventory. Without limiting the generality of the foregoing, no Off-Site Inventory shall be Eligible Off-Site Inventory unless:





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              (a)    in Lender's credit judgment, it otherwise would constitute
       "Eligible Inventory" except for the fact that it is located at a location of a customer of Borrower; and

              (b) prior to the delivery of such Inventory to such site of the customer, all of the following shall have been effectuated in a manner satisfactory to Lender:

                     (i) Borrower shall have conducted a search of all filings made against the customer in the jurisdiction in which such site of customer is located, and delivered to Lender copies of the results of such search;

                     (ii) Borrower shall have notified in writing all the creditors of such customer which are or may be holders of Liens in any "inventory" of such customer, that Borrower expects to deliver certain Inventory to such customer, all of which Inventory shall be described in such notice by item or type; and

                     (iii) Borrower shall have of record in such jurisdiction such duly executed financing statements as shall be required by Lender covering such Inventory, showing such customer as "debtor", Borrower as "secured party" and Lender as "assignee of secured party."

       Eligible Slow-Moving Inventory - such Slow-Moving Inventory of Borrower which Lender, in its credit judgment, deems to be Eligible Slow-Moving Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Slow-Moving Inventory unless, in Lender's credit judgment, it

              (a)    is finished goods,

              (b)    is in good, new and saleable condition,

              (c)    is not obsolete or unmerchantable,

              (d) has been owned by Borrower for not more than twelve months,

              (e) meets all standards imposed by any governmental agency or authority,

              (f) conforms in all respects to the warranties and representations set forth in Section 6.1 hereof,

              (g) is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien,





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              (h)    is situated at a location in compliance with Section 4.4
       hereof and is not in transit, and

              (i)    it is not Eligible Inventory.

       Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

       Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

       ERISA - the Employee Retirement Income Security Act of 1974, and all rules and regulations from time to time promulgated thereunder.

       Eurodollar Base Rate - with respect to a Eurodollar Loan for the relevant Eurodollar Interest Period, a rate per annum equal to the quotient of the following: (a) the rate at which deposits in U.S. dollars in immediately available funds are offered by Lender or Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of the Eurodollar Loan and having a maturity approximately equal to the Eurodollar Interest Period divided by (b) the difference of 1.00 minus the Eurodollar Reserve Requirement.

       Eurodollar Borrowing Notice - as defined in Section 3.7(A) of this Agreement.

       Eurodollar Interest Period - with respect to a Eurodollar Loan, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months thereafter, provided, however, that if there is no such numerically corresponding day in such first
(1st), second (2nd), third (3rd) or sixth (6th) succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such first
(1st), second (2nd), third (3rd) or sixth (6th) succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

       Eurodollar Loan - a Revolving Credit Loan which bears interest at a Eurodollar Base Rate.





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       Eurodollar Reserve Requirement - on any day, means that percentage
(expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to eurocurrency liabilities or eurocurrency funding. Each determination by Lender of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

       Excess - as defined in Section 3.1(C) of this Agreement.

       Event of Default - as defined in Section 11.1 of this Agreement.

       GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

       General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

       Guarantors - Parent, Sepco, Bayou Pumps, American MRO, Pelican and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

       Guaranty Agreements - the Continuing Guaranty Agreements which are to be executed by Guarantors in form and substance satisfactory to Lender.

       Indebtedness - as applied to a Person means, without duplication (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, capitalized lease obligations, (ii) all obligations of other Persons which such Person has guaranteed and (iii) in the case of Borrower (without duplication), the Obligations.

       Inventory - all of Borrower's inventory, whether now owned or hereafter acquired, and wherever located, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods





LOAN AND SECURITY AGREEMENT - Page 10
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or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing.

       LC Guaranty - a guaranty executed by Lender at Borrower's request in favor of a Person who has issued a Letter of Credit.

       Letter of Credit - a letter of credit at any time issued for the account of Borrower.

       Leverage Ratio - at any date means the ratio of the Indebtedness of Borrower to Adjusted Tangible Net Worth of Borrower.

       Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

       Loan Account - the loan account established on the books of Lender pursuant to Section 2.4 of this Agreement.

       Loan Documents - this Agreement and the Other Agreements.

       Loans - all loans and advances made by Lender pursuant to this Agreement, including, without limitation, all Revolving Credit Loans.

       Lufkin Mortgage - the Mortgage to be executed by Borrower on or about the Term Loan Closing Date for the benefit of Lender, as collateral for the Obligations, which shall be in the form of Exhibit I attached hereto.

       Lufkin Real Property - the real property of Borrower in Lufkin, Texas, legally described on Exhibit G attached hereto.

       Maximum Legal Rate - as defined in Section 3.1(B) of this Agreement.

       Mortgages - each respective mortgage and deed of trust, to be executed by Borrower on or about the Term Loan Closing Date in favor of Lender and by which Borrower shall grant and convey to Lender, as security for the Obligations, a first priority Lien upon all real Property owned in fee by Borrower wherever located, including, without limitation, the Lufkin Real Property.

       Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the Other Agreements or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to





LOAN AND SECURITY AGREEMENT - Page 11
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become due, now existing or hereafter arising and however acquired.  The term includes, without limitation, the reimbursement obligations of Borrower under
Section 2.4 of this Agreement and all other interest, charges, expenses, fees, attorney's fees and any other sums chargeable to Borrower under this Agreement or any of the Other Agreements.

       Off-Site Inventory - at any date such Inventory of Borrower which is located at the site of a customer of Borrower.

       Original Term - as defined in Section 3.3(A) of this Agreement.

       Other Agreements - any and all agreements, instruments and documents heretofore, now or hereafter executed by Borrower or Guarantors, as the case may be, and delivered to Lender in respect to the transactions contemplated by this Agreement, including, without limitation, the Term Note, the Shareholder Pledge Agreement, and the Guaranty Agreements and the Mortgages.

       Overadvance - as defined in Section 2.1 of this Agreement.

       Parent - DXP Enterprises, Inc., a Texas corporation.

       Parent Adjusted Net Earnings From Operations - with respect to any fiscal period, means the consolidated (in accordance with GAAP) net earnings (or loss) of Parent and its Subsidiaries after provision for income taxes for such fiscal period of Parent, all as reflected on the consolidated financial statement of Parent and its Subsidiaries supplied to Lender pursuant to Section 9.1(J) hereof, but excluding: (a) any gain or loss arising from the sale of capital assets; (b) any gain arising from any write-up of assets; (c) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (d) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Parent or a Subsidiary of Parent, realized by such corporation prior to the date of such acquisition; (e) net earnings of any business entity (other than a Subsidiary) in which Parent or a Subsidiary of Parent has an ownership interest unless such net earnings shall have actually been received by Parent or such Subsidiary of Parent in the form of cash distributions; (f) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to Parent or a Subsidiary of Parent; (g) the earnings of any Person to which any assets of Parent or a Subsidiary of Parent shall have been sold, transferred or disposed of, or into which Parent or a Subsidiary of Parent shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (h) any gain arising from the acquisition of any Securities of Parent or a Subsidiary of Parent; and (i) any gain arising from extraordinary or non-recurring items.

       Parent Cash Flow - with respect to any fiscal period, means the Parent Adjusted Net Earnings From Operations of Parent and its Subsidiaries for such period, plus non-cash charges of Parent and its Subsidiaries in respect to depreciation and amortization for such period minus Capital Expenditures made by Parent and its Subsidiaries during such period, minus scheduled principal payments on Indebtedness of Parent and its Subsidiaries for such period, minus





LOAN AND SECURITY AGREEMENT - Page 12

Distributions made on the capital stock of Parent and its Subsidiaries during such period, all of the above being determined on a consolidated basis in accordance with GAAP.

       Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Loans described in this Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

       Pelican - Pelican State Supply Company, Inc., a Nevada corporation.

       Permitted Liens - any Lien of a kind specified in subparagraphs (i) through (vii) of Section 9.2(E) of this Agreement.

       Person - an individual, partnership, corporation, joint stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

       Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

       Prohibited Transaction - any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.

       Projections - Borrower's forecasted (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

       Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

       Purchase Documents - the Asset Purchase Agreement and all documents and instruments to be executed or delivered in connection therewith.

       Purchase Money Lien - a Lien upon fixed assets granted by Borrower to secure Indebtedness incurred by Borrower to purchase such fixed assets.

       Renewal Terms - as defined in Section 3.3(A) of this Agreement.

       Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

       Restricted Investment - any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (a) investments in one or more Subsidiaries of Borrower; (b) Property to be used in the ordinary course of business; (c) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower; (d) investments in direct obligations of the United States of America, or any agency





LOAN AND SECURITY AGREEMENT - Page 13
thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and (f) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

       Revolving Credit Loan - a Loan made by Lender as provided in Section 2.1 of this Agreement.

       Schedule of Accounts - as defined in Section 5.2 of this Agreement.

       Security - shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

       Sepco - Sepco Industries, Inc., a Texas corporation.

       Sepco Loan Agreement - that certain Second Amended and Restated Loan and Security Agreement, dated as of April 1, 1994, executed by Sepco and Lender, as renewed, extended, modified and restated from time to time.

       Shareholder Pledge Agreement - the Pledge Agreement to be executed by Parent, in form and substance acceptable to Lender, by which Parent grants to Lender a first priority security interest in and to all of the common stock of Borrower.

       Slow-Moving Inventory - at any date stock Inventory of Borrower as to which there is a greater than twelve-month supply, i.e. the value (calculated on the basis of the lower of cost or fair market value, as determined by Lender) of such Inventory in the possession or under the control of Borrower is greater than the dollar amount of such Inventory sold by Borrower during the twelve-month period preceding such date.

       Solvent - as to any Person, such Person (a) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (b) is able to pay all of its Indebtedness as such Indebtedness matures, and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

       Strategic Supply Subordinated Debt - Indebtedness of Borrower to Strategic Supply, Inc. incurred in connection with the Acquisition.

       Subordinated Debt - Indebtedness of Borrower to whose existence Lender has consented in writing and that is subordinated to the Obligations pursuant to a written agreement acceptable to Lender in all respects as to both form and substance, including, without limitation, the Strategic Supply Subordinated Debt.





LOAN AND SECURITY AGREEMENT - Page 14

       Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the voting Securities at the time of determination.

       Term Loan - the Loan described in Section 2.2 of this Agreement.

       Term Loan Closing Date - the date on which all of the conditions precedent to the advance of the Term Loan are satisfied and the Term Loan is made.

       Term Note - the Secured Promissory Note to be executed by Borrower on or about the Term Loan Closing Date in favor of Lender to evidence the Term Loan, which shall be in the form of Exhibit H attached hereto.

       Working Capital - at any date means Current Assets minus Current Liabilities.

       1.2. Accounting and Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section 9.1(J), and all financial data pursuant to the Agreement shall be prepared in accordance with such principles. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

       1.3. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to this Agreement or any of the Other Agreements, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

SECTION 2.    CREDIT FACILITY

       2.1. Revolving Credit Loans. Subject to the terms and conditions of this Agreement, Lender agrees to make Revolving Credit Loans to Borrower from time to time, in amounts determined by Lender in its sole discretion, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. If the unpaid balance of the Revolving Credit Loans should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all benefits thereof. Insofar as Borrower may request and Lender may be willing in its sole and absolute discretion to make Revolving Credit Loans to Borrower at a time when the unpaid balance of Revolving Credit Loans exceeds, or would exceed with the making of any such Revolving Credit Loan, the Borrowing Base (any such Loan or Loans being herein referred to individually as an "Overadvance" and collectively as





LOAN AND SECURITY AGREEMENT - Page 15

"Overadvances"), Lender shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be payable ON DEMAND, shall be secured by the Collateral and shall bear interest as provided herein for Revolving Credit Loans generally. The Revolving Credit Loans shall be used solely for the satisfaction of existing Indebtedness of Borrower to and for Borrower's general operating capital needs to the extent not inconsistent with the provisions of this Agreement.

       A request for a Revolving Credit Loan shall be made or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date (which notice shall be in the form of a Eurodollar Borrowing Notice pursuant to Section 3.7(A) hereof if Borrower intends to borrow a Eurodollar Loan); (ii) the becoming due of any amount required to be paid under this Agreement, under the Term Note or under any of the other Loan Documents as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest; (iii) the becoming due of any amount required to be paid under this Agreement, under the term Note or under any of the other Loan Documents as principal shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date for the amount required to pay such principal; (iv) any payment made by Lender pursuant to a Letter of Credit or LC Guaranty which is not immediately reimbursed by Borrower shall be deemed irrevocably to be a request for a Revolving Credit Loan on the date of such payment by Lender; and (v) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due.

       2.2. Term Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make a term loan (the "Term Loan") to Borrower on the Closing Date in the principal amount of $500,000. The Term Loan shall be repayable in accordance with the terms of the Term Note and shall be secured by all of the Collateral. The proceeds of the Term Loan shall be used solely to pay off in full all existing Indebtedness which is presently secured by a Lien against the Lufkin Real Property, with any proceeds remaining after paying in full such Indebtedness to be used for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used. Borrower may not reborrow any amount repaid with respect to the Term Loan. If Borrower sells any of the Equipment or real Property, or if any of the Collateral is lost or destroyed or is taken by condemnation, Borrower shall pay to Lender, unless otherwise agreed to by Lender, as and when received by Borrower and as a mandatory prepayment of the Term Loan (or, at Lender's option, such of the other Obligations as Lender shall elect), a sum equal to the net proceeds (including insurance payments) received by Borrower from such sale, loss, destruction or condemnation. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement (including, without limitation, Sections 10.1 and 10.2), it is understood and agreed that Lender will not make the Term Loan unless and until each of the following additional conditions has been and continues to be satisfied, all in form and substance satisfactory to Lender and its counsel:

              (A) Borrower shall have executed and delivered to Lender the Term Note;





LOAN AND SECURITY AGREEMENT - Page 16

              (B) Borrower shall have executed and delivered to Lender the Lufkin Mortgage, which Lufkin Mortgage shall have been recorded with the appropriate filing officers;

              (C) Borrower shall have delivered to Lender, at Borrower's expense, a mortgagee title insurance policy (or commitment to issue a mortgagee title insurance policy, provided Borrower simultaneously pays all premiums and satisfies all conditions necessary for issuance of such policy) covering the Lufkin Real Property issued by a title insurance company satisfactory to Lender insuring Lender as mortgagee; such policy shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the Lufkin Real Property, subject only to those exceptions acceptable to Lender and its counsel;

              (D) Borrower shall have delivered to Lender such other documents, including, without limitation, surveys of the Lufkin Real Property, certificates of corporate resolutions and incumbency of officers, opinions of counsel, and other documents and instruments as Lender and its counsel may reasonably request relating to the Lufkin Real Property, the Term Note and the Lufkin Mortgage;

              (E) If requested by Lender, Lender shall have received a current, fair market appraisal of the Lufkin Real Property, prepared by an appraiser satisfactory to Lender, in its sole discretion, in an amount and in form and substance satisfactory to Lender, in its sole discretion;

              (F) Lender shall have received a current, complete Phase I environmental site assessment regarding the Lufkin Real Property, performed by a qualified environmental engineer or specialist acceptable to Lender, in its sole discretion, such environmental site assessment to be in form and substance satisfactory to Lender, in its sole discretion, together with such other satisfactory environmental studies, reports, and reviews as shall be required by Lender, in its sole discretion; and

              (G)    The Term Loan Closing Date must occur August 31, 1997.

       2.3. All Loans to Constitute One Obligation. All Loans shall constitute one general obligation of Borrower, and shall be secured by Lender's security interest in and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Borrower to Lender.

       2.4. Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrower and any other Obligation.

       2.5 Reimbursement Obligations. If Lender shall pay any amount under a Letter of Credit or LC Guaranty, then Borrower shall automatically become obligated to immediately reimburse such amount to Lender, together with interest from and after the date Lender makes





LOAN AND SECURITY AGREEMENT - Page 17
such payment under such Letter of Credit or LC Guaranty until payment in full to Lender by Borrower of Borrower's reimbursement obligation which shall accrue at the applicable per annum rate of interest then applicable for Revolving Credit Loans.

SECTION 3.    INTEREST, FEES, TERM AND REPAYMENT

       3.1.   Interest and Charges.

              (A) Interest shall accrue on the principal amount of the Term Loan in accordance with the terms of the Term Note, and the principal amount of the Revolving Credit Loans outstanding at the end of each day shall bear interest at the following rates per annum (individually called, as applicable, an "Applicable Annual Rate"): (i) Eurodollar Loans shall bear interest at a rate per annum equal to 2.00% above the Eurodollar Base Rate for the Eurodollar Interest Period applicable thereto and (ii) all other Revolving Credit Loans shall bear interest at a rate per annum equal to .50% above the Base Rate. Revolving Credit Loans shall bear interest at a rate per annum equal to .50% above the Base Rate unless the Borrower provides a Eurodollar Borrowing Notice to the Lender in accordance with Section 3.7(A) irrevocably electing that all or a portion of the Revolving Credit Loans are to bear interest at a Eurodollar Base Rate. Each Revolving Credit Loan that is not a Eurodollar Loan shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. Interest shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days), commencing on the date hereof, and shall be payable monthly, in arrears, on the first day of each month; provided, however, that interest at the Maximum Legal Rate shall be computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Obligations shall bear interest at the lesser of (i) the Maximum Legal Rate or (ii) a fluctuating rate per annum, calculated daily (computed on the actual days elapsed over a year of 360 days), equal to 4.0% above the Applicable Annual Rate or other applicable rate of interest (the "Default Rate").

              (B) Notwithstanding the foregoing or any other provision in this Agreement, (i) if at any time the amount of interest computed on the basis of the Applicable Annual Rate or the Default Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "Maximum Legal Rate"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Applicable Annual Rate or Default Rate, as applicable, shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed





LOAN AND SECURITY AGREEMENT - Page 18
solely on the basis of the Applicable Annual Rate or Default Rate, as applicable; and (ii) unless preempted by federal law, the Applicable Annual Rate or Default Rate, as applicable, from time to time in effect hereunder may not exceed the "indicated ceiling rate" from time to time in effect under Tex. Rev. Civ. Stat. Ann. art 5069-1.04(c) (Vernon 1987).

              (C) No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrower and Lender or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other agreement between Borrower and Lender, or the arising of any contingency whatsoever, shall entitle Lender to contract for, charge, or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("Excess"), Borrower acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess received by Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Base Rate, the Eurodollar Base Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

              (D) The provisions of Section 3.1(C) shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Lender with respect to Borrower (or any other obligor in respect of Obligations), whether or not any provision of Section 3.1 is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations and obligations of the Borrower (or other obligor) asserted by Lender thereunder, be automatically recomputed by Borrower or obligor, and by any court considering the same, to give effect to the adjustments or credits required by Section 3.1(C).

              (E) If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement or the Other Agreements than is





LOAN AND SECURITY AGREEMENT - Page 19
presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable upon demand.

              (F) For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) one (1) Business Day after receipt by Lender of such items in Lender's account located in Chicago, Illinois, and Lender shall be deemed to have received such items of payment on the date specified in Section 3.5 hereof.

       3.2. Unused Facility Fee. From the date hereof, Borrower agrees to pay to Lender a quarterly unused facility fee, equal to one-quarter percent (0.25%) per annum of the average daily unused portion of the Commitment, payable quarterly in arrears, the first payment being due on July l, 1997 and continuing on the first day of each July, October, January and April thereafter during the term of this Agreement and upon the termination hereof.

       3.3.   Term of Agreement; Termination.

              (A) Subject to Lender's right to cease making Loans to Borrower at any time upon or after the occurrence of a Default or an Event of Default, the provisions of this Agreement shall be in effect for a period from the date hereof, through and including January 2, 1999 (the "Original Term"). Upon written request by Borrower, Lender may, in its sole and absolute discretion, renew this Agreement for any number of successive one year periods thereafter (a "Renewal Term"), but Lender shall have no obligation to do so.

              (B) Upon at least 90 days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds. It is understood that Borrower may elect to terminate this Agreement in its entirety only; no section or lending facility may be terminated singly.

              (C) In addition to and not in limitation of any other provision of this Agreement, the parties hereto agree that this Agreement shall also be deemed terminated upon the effective date of the termination of the Sepco Loan Agreement.

              (D) At the effective date of any termination of this Agreement, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under this Agreement and any of the Other Agreements), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 0.5% of the highest of the Average Monthly Loan Balances outstanding pursuant to Section 2.1 during the twelve month period ending on the date of termination if termination occurs at any time prior to January 2, 1999 or during any Renewal Term thereafter. If termination occurs on the last day of the Original Term or the last day of any Renewal Term, no termination charge shall be payable.





LOAN AND SECURITY AGREEMENT - Page 20

              (E) All of the Obligations shall be forthwith due and payable upon any termination of this Agreement. Except as otherwise expressly provided in this Agreement or any of the Other Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the Other Agreements shall in any way affect or impair the rights, powers or privileges of Lender or the obligations or liabilities of Borrower in any way relating to (i) any transaction or event occurring prior to such termination or cancellation or (ii) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement or any of the Other Agreements. All such undertakings, agreements, covenants, warranties and representations of Borrower shall survive such termination or cancellation, and, notwithstanding such termination or cancellation, Lender shall retain its Liens in the Collateral and all of its rights and remedies under this Agreement and the Other Agreements until Borrower has paid the Obligations to Lender, in full, in immediately available funds.

       3.4. Payments. Principal and interest on the Term Loan shall be payable as provided in the Term Note. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.4 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

              (A) Principal payable on account of Revolving Credit Loans made by Lender to Borrower, shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement; provided, however, that if the principal balance of Revolving Credit Loans outstanding at any time shall exceed the Borrowing Base at such time, Borrower shall, on demand, repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess.

              (B) Interest accrued on the Obligations shall be due on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement; provided, however, that Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to the Loan Account hereunder as a Revolving Credit Loan, a sum sufficient each month to pay all interest accrued on the Obligations during the immediately preceding month, and to pay all costs, fees and expenses at any time owed by Borrower to Lender hereunder.

              (C) The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement or the Other Agreements, or on demand, whichever is earlier.

       3.5. Application of Payments and Collections. All items of payment received by Lender by 12:00 noon, Dallas, Texas time, on any Business Day, shall be deemed received on





LOAN AND SECURITY AGREEMENT - Page 21
that Business Day. All items of payment received after 12:00 noon, Dallas, Texas time, on any Business Day, shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If as the result of collections of Accounts as authorized by Section 5.4 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loan; provided, however, Lender may offset such credit balance against the Obligations upon or after the occurrence of any Event of Default.

       3.6. Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 30 days of the date each account is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

       3.7.   Additional Provisions Regarding Eurodollar Loans.

              (A) Manner of Borrowing a Eurodollar Loan. Borrower shall give Lender notice of its intention to borrow a Eurodollar Loan in the form of Exhibit A attached hereto (a "Eurodollar Borrowing Notice"), in which notice Borrower shall specify (x) the aggregate amount of such Eurodollar Loan, (y) the requested date of such Eurodollar Loan, and (z) the Eurodollar Interest Period applicable thereto. Borrower shall give Lender the Eurodollar Borrowing Notice at least two (2) Business Days prior to the requested date of the Eurodollar Loan. With respect to such Eurodollar Loans, (i) each Eurodollar Loan shall be in an integral multiple of $1,000,000, (ii) no more than four (4) Eurodollar Interest Periods may be in existence at any one time, and (iii) Borrower may not request a Eurodollar Loan if there exists a Default or Event of Default. The Borrower shall select Eurodollar Interest Periods with respect to Eurodollar Loans so that no Eurodollar Interest Period expires after the end of the Original Term, or if extended pursuant to Section 3.3(A), any Renewal Term. An outstanding Revolving Credit Loan may be converted to a Eurodollar Loan at any time subject to the provisions of this Section 3.7.

              (B) Interest on Eurodollar Loans. Each Eurodollar Loan shall bear interest from and including the first day of the Eurodollar Interest Period applicable thereto (but not including the last day of such Eurodollar Interest Period) at the interest rate determined as applicable to such Eurodollar Loan, but interest on such Eurodollar Loan shall be payable as provided in Section 3.4. If at the end of a Eurodollar Interest Period for an outstanding Eurodollar Loan, Borrower has failed to deliver to Lender a new Eurodollar Borrowing Notice





LOAN AND SECURITY AGREEMENT - Page 22
with respect to such Eurodollar Loan or to pay such Eurodollar Loan, then such Eurodollar Loan shall be converted to a Revolving Credit Loan bearing interest at a rate, and subject to all other terms and conditions of this Agreement, applicable to Revolving Credit Loans not constituting Eurodollar Loans on and after the last day of such Eurodollar Interest Period until paid or until the effective date of a new Eurodollar Borrowing Notice with respect thereto.

              (C) Availability of Eurodollar Loans. If Lender determines that maintenance of any of its Eurodollar Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, Lender shall suspend the availability of Eurodollar Loans and require any Eurodollar Loans outstanding to be repaid (provided, that, without in any way impairing Borrower's obligations under Section 3.7(D) and Section 3.7(E), to the extent that Borrower is entitled to request a Revolving Credit Loan bearing interest at the Base Rate, Borrower may request such a Revolving Credit Loan in order to repay the Eurodollar Loans); or if Lender determines that (x) deposits of a type or maturity appropriate to match fund Eurodollar Loans are not available or (y) the Eurodollar Base Rate does not accurately reflect the cost of making a Eurodollar Loan, then Lender shall suspend the availability of Eurodollar Loans after the date of any such determination.

              (D) Funding Indemnification. If any payment of a Eurodollar Loan occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by Borrower because Borrower has not satisfied the conditions precedent to such Eurodollar Loan contained in this Agreement or has otherwise breached the terms of this Agreement, Borrower will indemnify Lender for any loss or cost incurred by it resulting therefrom, including without limitation any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Loan.

              (E)    Lender Statements: Survival of Indemnity.  Within sixty
(60) days of the date upon which Lender suspends the availability of Eurodollar Loans under Section 3.7(C) hereof or learns of any loss or cost for which Borrower has indemnified Lender under Section 3.7(D) hereof, Lender shall deliver a written statement as to the amount due under Section 3.7(C) or (D). Such written statement shall set forth in reasonable detail the calculations and basis therefor upon which Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though the Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Base Rate applicable to such Eurodollar Loan whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement.

       3.8. Yield Protection. If either (i) the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not





LOAN AND SECURITY AGREEMENT - Page 23
having the force of law) of any such authority, central bank or comparable agency shall subject Lender to any tax (including without limitation any United States interest equalization or similar tax, however named), duty or other charge with respect to any Eurodollar Loan or Lender's obligation to compute interest on the principal balance of any Eurodollar Loan at a rate based upon the Eurodollar Base Rate, or shall change the basis of taxation of payments to Lender of the principal of or interest on any Eurodollar Loan or any other amounts due under this Agreement in respect of any Eurodollar Loan or Lender's obligation to compute the interest on the principal balance of any Eurodollar Loan at a rate based upon the Eurodollar Base Rate, or (ii) any governmental authority, central bank or other comparable authority shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender, or shall impose on Lender (or its eurodollar lending office) or any relevant interbank eurodollar market any other condition affecting any Eurodollar Loan or Lender's obligation to compute the interest on the principal balance of any Eurodollar Loan at a rate based upon the Eurodollar Base Rate; and the result of any of the foregoing is to increase the cost to Lender of maintaining any Eurodollar Loans, or to reduce the amount of any sum received or receivable by Lender under this Agreement by an amount deemed by Lender to be material, then upon demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction. Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section 3.8. A certificate of Lender claiming compensation under this Section 3.8 and setting forth the additional amount or amounts to be paid to Lender hereunder shall be conclusive in the absence of manifest error.

       3.9 Closing Fee. Borrower agrees to pay to Lender on the date of execution of this Agreement, a closing fee equal to $50,000, which fee shall be deemed fully earned and non-refundable as of the date of execution of this Agreement.

SECTION 4.    COLLATERAL:  GENERAL TERMS

       4.1. Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all of the Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located including, without limitation, the following:

              (A)    Accounts;

              (B)    Inventory;

              (C)    Equipment;

              (D)    General Intangibles;





LOAN AND SECURITY AGREEMENT - Page 24

              (E) All investment property (as defined in Section 9.115 of the Code);

              (F)    All real Property;

              (G) all monies and other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender or a bailee of Lender;

              (H) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (A), (B), (C), (D), (E), (F) and (G) above, including, without limitation, Proceeds of and unearned premiums with respect to insurance Policies insuring any of the Collateral; and

              (I) all books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (A), (B), (C), (D),
(E), (F), (G) or (H) above.

       4.2. Lien on Realty. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgages upon all real Property of Borrower described therein. Borrower shall deliver to Lender, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Lender insuring Lender as mortgagee; such policies shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the Property covered thereby, subject only to those exceptions acceptable to Lender and its counsel.
Borrower shall deliver to Lender such other documents, including, without limitation, as-built survey prints of the real Property, as Lender and its counsel may reasonably request relating to the real Property subject to the Mortgage.

       4.3. Lien Perfection. Borrower agrees to execute the UCC-l financing statements provided for by the Code or otherwise together with any and all other instruments, assignments or documents and shall take such other action as may be reasonably required to perfect or to continue the perfection of Lender's security interest in the Collateral as a first priority Lien subject to Permitted Liens only. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, Photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

       4.4. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, motor vehicles and investment property held in an account with a securities intermediary, will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit B and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default, for sales of Inventory in the ordinary course of business and dispositions of Equipment that are authorized by Section 7.2 hereof.

       4.5. Insurance of Collateral. Borrower agrees to maintain and pay for insurance upon all Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by





LOAN AND SECURITY AGREEMENT - Page 25
documents, covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to Lender to insure Lender's interest in the Collateral. Borrower shall deliver the originals of such policies to Lender with satisfactory endorsements naming Lender as loss payee and as mortgagee pursuant to a standard mortgagee clause. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

       4.6. Protection of Collateral. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all taxes imposed by any governmental authority on any Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge the Loan Account therefor. Borrower agrees to reimburse Lender promptly therefor with interest accruing thereon daily at the Default Rate.
All sums so paid or incurred by Lender for any of the foregoing and all reasonable costs and expenses (including reasonable attorneys' fees, legal expenses, and court costs) which Lender may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies, together with interest at the Default Rate, shall be considered Obligations hereunder secured by all Collateral. Lender shall not be liable or responsible in any way for the safekeeping of any Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

SECTION 5.    PROVISIONS RELATING TO ACCOUNTS

       5.1. Representations, Warranties and Covenants. With respect to all Accounts, Borrower represents and warrants to Lender that Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts, and, unless otherwise indicated in writing to Lender, that with respect to each
Account: it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment; it arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor; it is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services; such Account, and Lender's security interest therein, is not, and will not be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition





LOAN AND SECURITY AGREEMENT - Page 26
except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason; Borrower has made no agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto; there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto; to the best of Borrower's knowledge, the Account Debtor thereunder is Solvent and, at the time any contract or other document giving rise to the Account was executed, such Account Debtor had the capacity to contract; and Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility of such Account.

       5.2. Assignments, Records and Schedules of Accounts. If requested to do so by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly (or, if requested by Lender, daily), together with copies of invoices or invoice registers related thereto.
Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on a daily basis a sales and collections report for the preceding day, in form satisfactory to Lender. On or before the fifteenth day of each month from and after the date hereof, Borrower shall deliver to Lender, in form satisfactory to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. If any amounts due and owing in excess of $50,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

       5.3. Administration of Accounts. Upon the granting of any discounts, allowances or credits by Borrower that are not shown on the face of the invoice for the Account involved, Borrower shall promptly report such discounts, allowances or credits, as the case may be, to Lender and in no event later than the time of its submission to Lender of the next Schedule of Accounts as provided in Section 5.2. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge the Loan Account therefor. Whether or not a Default or an Event of Default has occurred, Lender shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.





LOAN AND SECURITY AGREEMENT - Page 27

       5.4. Collection of Accounts. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in the Dominion Account. After the occurrence of an Event of Default, Lender shall have the right to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees, to Borrower. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them.

SECTION 6.    PROVISIONS RELATING TO INVENTORY

       6.1. Representations, Warranties and Covenants. With respect to Inventory, Borrower represents and warrants to Lender that Lender may rely, in determining which items of Inventory constitute Eligible Inventory, on all statements and representations made by Borrower with respect to any Inventory and that: All Inventory is presently and will continue to be located at Borrower's places of business listed on Exhibit B and will not be removed therefrom except as authorized by Section 4.4 of this Agreement; no Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent; no Inventory is or will be consigned to any Person without Lender's prior written consent; and no Inventory is or will be produced in violation of the Fair Labor Standards Act.

       6.2. Inventory Reports. Borrower agrees to furnish Lender with Inventory reports at such times as Lender may request, but at least once each month. Such reports shall be in form and detail satisfactory to Lender. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall in its discretion request.

       6.3. Returns of Inventory. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $50,000, Borrower shall notify Lender of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory.

SECTION 7.    PROVISIONS RELATING TO EQUIPMENT

       7.1. Representations, Warranties and Covenants. With respect to the Equipment, Borrower represents, warrants and covenants to and with Lender that the Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the





LOAN AND SECURITY AGREEMENT - Page 28
real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment subject to first priority Liens in favor of Lender or subject to Permitted Liens. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment (including, without limitation, certificates of title and applications for title). Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with Section 7.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender.

       7.2. Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (A) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $100,000 or less, provided that all proceeds thereof are turned over to Lender, or (B) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens, Borrower shall give Lender at least five days prior written notice of such disposition and Borrower shall turn over to Lender all proceeds realized from any such disposition.

SECTION 8.    REPRESENTATIONS AND WARRANTIES

       8.1. General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender as follows:

              (A) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; has duly qualified and is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary; and has not been known as or used any corporate, fictitious or trade names in the past seven years except as disclosed on Exhibit C attached hereto and made a part hereof.

              (B) Borrower has the right and power and is duly authorized to enter into, deliver and perform this Agreement and each of the Other Agreements to which it is a party, and this Agreement is, and each of the Other Agreements when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with their respective terms.





LOAN AND SECURITY AGREEMENT - Page 29

              (C) Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loans to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or be used for any purpose which violates or is inconsistent with the provisions of Regulations G, T, U or X of said Board of Governors.

              (D) Borrower has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises which materially affect its ability to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

              (E) Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others.

              (F) Except as set forth on Exhibit D attached hereto and made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Properties in any court or before any governmental authority or arbitration board or tribunal, and no action, suit, proceeding or investigation shown on Exhibit D involves the possibility of materially and adversely affecting the Properties or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement.

              (G) Borrower has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its other Property, in each case, free and clear of all Liens except Permitted Liens.

              (H) The balance sheet of Borrower and such other Persons described therein as of March 31, 1997, and the related statements of income, for the periods ended on such dates, have been prepared, to the best of Borrower's knowledge, in accordance with GAAP (except for changes in application in which Borrower's independent certified public accountants concur), and present fairly the financial positions of Borrower at such dates and the results of Borrower's operations for such periods. Since March 31, 1997, there has been no material change in the condition, financial or otherwise, of Borrower and such other Persons as shown on the balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Borrower or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower for accounting purposes ends on December 31 of each year.

              (I) There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement.





LOAN AND SECURITY AGREEMENT - Page 30

              (J) Borrower has not received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation that could result in a material adverse change in the financial condition of Borrower (including, but not limited to, any Reportable Event or Prohibited Transaction) exists in connection with any Plan. Borrower has no withdrawal liability in connection with a Multi-Employer Plan.

              (K) Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are due and payable.

              (L) Borrower has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business.

              (M) No Default or Event of Default will exist or result from the execution and delivery of this Agreement or Borrower's performance hereunder.

              (N) There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

       8.2. Reaffirmation and Survival of Representations. Each request for a Loan made by Borrower pursuant to this Agreement or any of the Other Agreements shall constitute (A) an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default, and (B) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the Other Agreements are true in all material respects, except for any changes in the nature of Borrower's business or operations that would render the information contained in any exhibit hereto either materially inaccurate or materially incomplete, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or any of the Other Agreements shall be true at the time of Borrower's execution of this Agreement and the Other Agreements, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.    COVENANTS AND CONTINUING AGREEMENTS

       9.1. Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:





LOAN AND SECURITY AGREEMENT - Page 31

              (A) Pay and discharge all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, Borrower maintains adequate reserves on its books there for and the nonpayment of such taxes does not result in a Lien upon any Properties or Borrower other than a Permitted Lien. Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties except for Permitted Liens.

              (B) File all federal, state and local tax returns and other reports Borrower is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

              (C) Pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution (including, without limitation, any reasonable fees paid by Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender of proceeds of loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the Obligations.

              (D) Preserve and maintain its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary.

              (E) Maintain its Properties in good condition and make all necessary renewals, repairs, replacements, additions and improvements thereto.

              (F) Comply with all laws, ordinances, governmental rules and regulations to which it is subject, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the Properties or condition (financial or otherwise) of Borrower.

              (G) (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Lender copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates subject to said Section; (iii) notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Lender, promptly upon Lender's request therefor, such





LOAN AND SECURITY AGREEMENT - Page 32
additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

              (H) Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP (to the best of Borrower's knowledge) reflecting all its financial transactions.

              (I) Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

              (J) Cause to be prepared and furnished to Lender the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Parent's certified public accountants concur in any change therein and such change is disclosed to Lender and are consistent with GAAP):
(i) as soon as possible, but not later than 90 days after the close of each fiscal year of Parent, unqualified audited consolidated financial statements of Parent and its Subsidiaries (including Borrower) as of the end of such year, certified as to the statements by a firm of independent certified public accountants of recognized standing selected by Parent but acceptable to Lender (except for a qualification for a change in accounting principles with which such accounting firm concurs) and unaudited consolidated and consolidating financial statements of Parent and its Subsidiaries (including Borrower), certified by the principal financial officer of Parent as prepared in accordance with GAAP to the best of his knowledge and fairly presenting the financial position and results of operations of Parent and its Subsidiaries (including Borrower) for such year; and (ii) as soon as possible, but not later than 30 days after the end of each month hereafter, unaudited interim financial statements of Parent and its Subsidiaries (including Borrower) as of the end of such month and of the portion of Parent's fiscal year then elapsed, certified by the principal financial officer of Parent as prepared in accordance with GAAP to the best of his knowledge, and fairly presenting the financial position and results of operations of Parent and its Subsidiaries (including Borrower) for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes. Concurrently with the delivery of the financial statements described in clause
(i) of this Section 9.1(J), Borrower shall forward to Lender a copy of the accountants' letter to Parent's or Borrower's (as the case may be) management that is prepared in connection with such financial statements and also shall cause to be prepared and furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Parent and is Subsidiaries (including Borrower) performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 9.1(J), Borrower shall cause to be prepared and furnished to Lender a certificate from the chief financial officer of Borrower certifying to Lender that to the best of his knowledge, Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Borrower in this Agreement and the Other Agreements





LOAN AND SECURITY AGREEMENT - Page 33
and that no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature thereof.

              (K) At Lender's request, promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements reasonably deemed necessary by Lender to perfect or to continue the perfection of Lender's Liens as first priority Liens subject only to Permitted Liens, to facilitate collection of the Collateral or otherwise to give effect to or carry out the terms or intent of this Agreement or any of the Other Agreements.

              (L) Within 30 days after the end of each month, or more frequently if requested by Lender, cause the chief financial officer of Borrower to prepare and deliver to Lender a Compliance Certificate in the form of Exhibit E attached hereto, with appropriate insertions.

              (M) As soon as available, and in any event no later than 60 days after the end of each fiscal year of Borrower, deliver to Lender Projections of Borrower for the forthcoming three fiscal years, year by year, and the forthcoming fiscal year, month by month.

              (N) As soon as possible, and in any event before August 31, 1997, Borrower shall have satisfied in a manner satisfactory to Lender all the conditions precedent to the making of the Term Loan.

       9.2. Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

              (A) Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person; nor acquire all or any substantial part of the Properties or capital stock of any Person; or permit Parent to acquire all or any substantial part of the Properties or capital stock of any Person.

              (B) Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person in excess of an aggregate $50,000 outstanding at any time for all such loans.

              (C) Enter into any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower.

              (D) Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except by endorsement of





LOAN AND SECURITY AGREEMENT - Page 34
instruments or items of payment for deposit or collection and except for Indebtedness of an Affiliate to Lender.

              (E) Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:
(i) Liens at any time granted in favor of Lender; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by Section 9.1(A) hereof, but only if in Lender's judgment such Lien does not affect adversely Lender's rights or the priority of Lender's Lien in the Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required and only if such Liens are junior to the Liens in favor of Lender; (iv) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Lender for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (vi) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property, provided that, in Lender's judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of Borrower's business and, if said real Property constitutes Collateral, Lender has consented thereto; and (vii) such other Liens as Lender may hereafter approve in writing.

              (F) Make any payment of any part or all of any Subordinated Debt in violation of the subordination agreement relating to such Subordinated Debt or voluntarily prepay any Subordinated Debt; or enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt.

              (G)    Declare or make any Distributions.

              (H) Hereafter create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary to whose existence Lender has consented.

              (I) Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, exceed $300,000 during any fiscal year of Borrower.

              (J) Transfer its principal place of business or chief executive office, or open new manufacturing plants, or transfer existing manufacturing plants, or maintain warehouses or records with respect to Accounts or Inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on Exhibit B hereto, except upon at least 60





LOAN AND SECURITY AGREEMENT - Page 35
days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender to perfect or continue the perfection of Lender's Lien and security interest hereunder.

              (K) Enter into any new business or make any material change in any of Borrower's business objectives, purposes and operations.

              (L) Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of Borrower's business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by a Subsidiary of Borrower or (iii) dispositions expressly authorized by this Agreement.

              (M) Use any corporate name (other than its own) or any fictitious name, tradestyle or "d/b/a" except for names disclosed in writing to Lender on or before the Closing Date.

              (N) Permit the total annual compensation (including, without limitation, salaries, fees, bonuses, commissions and other payments, whether direct or indirect, in money, or otherwise but specifically excluding compensation from existing employee incentive agreements) of its officers, shareholders and directors to exceed during any fiscal year of Borrower 110% of the amount paid during the preceding fiscal year.

              (O) Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G, T, U, or X or any other regulation of the Federal Reserve Board then in effect.

              (P)    Make or have any Restricted Investment.

              (Q) Change its fiscal year or permit any Subsidiary of Borrower to have a fiscal year different from that of Borrower.

              (R) Create, assume or suffer to exist any indebtedness for borrowed money or issue or sell any obligation of Borrower (whether absolutely, concurrently or otherwise), excluding only (i) the Obligations; (ii) accounts payable and accrued liabilities arising in the ordinary course of Borrower's business; (iii) indebtedness incurred for the payment of Capital Expenditures permitted by this Agreement; (iv) existing indebtedness of Borrower which shall have been approved in writing by Lender, and which shall be set forth on Exhibit F attached hereto and made a part hereof (and to the extent set forth on Exhibit F, such indebtedness is approved by Lender); and (v) such other indebtedness as Lender may hereafter approve in writing.





LOAN AND SECURITY AGREEMENT - Page 36

       9.3. Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing:

              (A) Parent and its Subsidiaries shall maintain positive Parent Cash Flow, measured on a rolling three-month basis at the end of each calendar month, for the three-month period that ends as of the end of each calendar month, from and including the calendar month ending June 30, 1997. Parent Cash Flow during any such period will be determined on a consolidated basis according to GAAP.

              (B) Parent and its Subsidiaries shall maintain positive Parent Cash Flow, measured on an annual basis at the end of each fiscal year of Parent, for the twelve-month period that ends as of the end of such fiscal year of Parent, from and including the fiscal year of Parent ending December 31, 1997. Parent Cash Flow during any such fiscal year will be determined on a consolidated basis in accordance with GAAP.

              (C) Parent and its Subsidiaries shall maintain at all times a ratio of (i) the aggregate consolidated Indebtedness of Parent and its Subsidiaries to (ii) the consolidated Adjusted Tangible Net Worth of Parent and its Subsidiaries of not more than 5.0 to 1.0. Indebtedness and Adjusted Tangible Net Worth will be determined on a consolidated basis in accordance with GAAP.

              (D) Parent and its Subsidiaries shall maintain at all times a ratio of consolidated Current Assets of Parent and its Subsidiaries to consolidated Current Liabilities of Parent and its Subsidiaries of not less than 2.0 to 1.0. Current Assets and Current Liabilities will be determined on a consolidated basis in accordance with GAAP.

              (E) Borrower shall maintain Cash Flow (as determined according to GAAP) of not less than the amount indicated below, for the time period indicated below:

                                         Time Period                              Minimum Amount
                                         -----------                              --------------
                      (i)    Date of Closing through August 31, 1997            (i)    [$300,000]
                             (measured on August 31, 1997)

                      (ii)   Three-month period ending on September             (ii)   [$250,000]
                             30, 1997 (measured on September 30, 1997)

                      (iii)  Three-month period ending on October 31,           (iii)  [$200,000]
                             1997 (measured on October 31, 1997)





LOAN AND SECURITY AGREEMENT - Page 37

                     (iv)   Three-month period ending on November 30,          (iv)   [$150,000]
                            1997 (measured on November 30, 1997)

                     (v)    Three-month period ending on December 31,          (v)    [$100,000]
                            1997 (measured on December 31, 1997)

                     (vi)   Three-month period ending on January 31,           (vi)   [$50,000]
                            1998 (measured on January 31, 1998)

                     (vii)  Three-month period ending on the last day          (vii)  $0.01
                            of each thereafter occurring calendar
                            month (measured on the last day of such
                            thereafter occurring calendar month)


SECTION 10.   CONDITIONS PRECEDENT

       Notwithstanding any other provision of this Agreement or any of the Other Agreements, and without affecting in any manner the rights of Lender under the other sections of this Agreement, it is understood and agreed that Lender will not make any Loan under Section 2 of this Agreement unless and until each of the following conditions has been and continues to be satisfied, all in form and substance satisfactory to Lender and its counsel:

       10.1. Documentation. Lender shall have received the following documents, each in form and substance satisfactory to Lender and its counsel:

              (A) certified copies of Borrower's casualty insurance policies, together with endorsements naming Lender as loss payee and as mortgagee pursuant to a standard mortgagee clause, and certified copies of Borrower's liability insurance policies, together with endorsements naming Lender as a co-insured;

              (B) copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence that such Liens constitute valid and perfected security interests and Liens, having the Lien priority specified in Section 4.3 hereof;





LOAN AND SECURITY AGREEMENT - Page 38

              (C) landlord or warehouseman agreements with respect to all premises leased by Borrower;

              (D) a copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified within 15 days before the closing by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

              (E) a copy of the bylaws of Borrower, and all amendments thereto, certified as of the closing date by the Secretary of the Borrower;

              (F) good standing certificates for Borrower, issued within 15 days before the closing by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification;

              (G) a closing certificate signed by the chief executive officer and chief financial officer of Borrower dated as of the date hereof, stating that (i) the representations and warranties set forth in Section 8 hereof are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and (iii) on such date no Default or Event of Default has occurred or is continuing;

              (H) Shareholder Pledge Agreement from Parent, for the benefit of Lender, together with original stock certificates evidencing 100% of the issued and outstanding capital stock of Borrower, together with original stock powers duly executed in blank by Parent;

              (I) the Other Agreements duly executed and delivered by Borrower and/or the Guarantors, as appropriate;

              (J) the written opinion of Fouts & Moore, L.L.P., counsel to Borrower and Guarantors, regarding Borrower, Guarantors, the Loan Documents and the transactions contemplated by this Agreement and the Other Agreements;

              (K) Guaranty agreements in form and substance satisfactory to Lender, whereby Borrower unconditionally guarantees payment of all Indebtedness of Sepco and/or Bayou Pumps and/or American MRO and/or Pelican to Lender;

              (L) a collateral assignment of the Asset Purchase Agreement, in form and substance satisfactory to Lender, whereby Borrower and Parent collaterally assign to Lender only the right, title and interest of Parent and Borrower in the Asset Purchase Agreement, duly executed by Parent and Borrower, and consented to by Strategic Supply Inc.

              (M) Lender shall have received evidence satisfactory to it that each of the conditions precedent set forth in the Asset Purchase Agreement has been satisfied and that the Acquisition has been concluded in accordance with the provisions of the Purchase Documents;





LOAN AND SECURITY AGREEMENT - Page 39

              (N) The Strategic Supply Subordinated Debt shall have been subordinated to payment in full of the Obligations upon terms and conditions, and pursuant to executed documentation, satisfactory to Lender; and

              (O) such other documents, instruments and agreements as Lender shall reasonably request in connection with the transaction contemplated hereby.

       10.2. Other Conditions. The following conditions have been and shall continue to be satisfied:

              (A)    no Default or Event of Default shall exist;

              (B) each of the conditions precedent set forth in the Other Agreements shall have been satisfied;

              (C) since March 31, 1997, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower;

              (D) no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in Lender's judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the Other Agreements;

              (E) Lender shall have received such certificates and documents reflecting the Solvency of Borrower, after giving effect to the transactions contemplated by this Agreement, as Lender shall find acceptable;

              (F) Lender shall have determined that immediately after Lender has made the initial Loans contemplated hereof, and paid (or made provisions for payment of ) all closing costs incurred in connection with the transactions contemplated hereby, Availability shall not be less than $800,000;

              (G) Borrower shall have paid to Lender in immediately available funds, the closing fee set forth in Section 3.9 herein, which closing fee is non-refundable and shall be deemed fully earned as of the date of execution of this Agreement;

              (H) Borrower shall have supplied Lender with evidence satisfactory to Lender that an additional $1,000,000 of equity has been injected into Borrower by Sepco; and





LOAN AND SECURITY AGREEMENT - Page 40

              (I) Borrower shall have supplied Lender with a pro forma balance sheet of Borrower, dated as of the date of the funding of the initial Loans hereunder, which pro forma balance sheet shall be satisfactory in form and substance to Lender.

SECTION 11.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

       11.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

              (A) Borrower shall fail to pay any installment of principal, interest or premium, if any, on the Term Note on the due date of such installment;

              (B) Borrower shall fail to pay any of the Obligations that are not evidenced by the Term Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise);

              (C) any warranty, representation, or other statement made or furnished to Lender by or on behalf of Borrower or Guarantor or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the Other Agreements proves to have been false or misleading in any material respect when made or furnished;

              (D)    Borrower shall fail or neglect to perform, keep or observe
(i) any covenant contained in this Agreement (other than a covenant a default in the performance or observance of which is dealt with specifically in clause
(ii) hereof or elsewhere in this Section 11.1) and the breach of such covenant is not cured to Lender's satisfaction within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect becomes known to any officer of Borrower or (ii) shall fail or neglect to perform, keep or observe any covenant contained in Sections 4.3, 4.4, 4.5, 5.2, 5.4, 7.2, 9.1(A), 9.1(E), 9.1(F), 9.1(I), 9.1(J), 9.1(K),
9.2 or 9.3;

              (E) any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Other Agreements and such default shall continue beyond any applicable period of grace;

              (F) there shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made;

              (G) any material loss, theft, damage or destruction not materially covered by insurance (as required by this Agreement and subject to such deductibles as Lender shall have agreed to in writing), or sale, lease or encumbrance of any of the Collateral or the making of any





LOAN AND SECURITY AGREEMENT - Page 41
levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement;

              (H) there shall occur any material adverse change in the financial condition or business prospects of Borrower or any Guarantor;

              (I) Borrower or any Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or any Guarantor under the Bankruptcy Code (if against Borrower or any Guarantor, the continuation of such proceeding for more than 30 days), or Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally;

              (J) a Reportable Event shall occur which Lender shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed;

              (K) any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof;

              (L) any money judgment, writ or attachment or similar process is entered or filed against Borrower or any of its Property and results in the creation or imposition of any Lien that is not a Permitted Lien;

              (M) Borrower shall incur, assume or suffer to exist any Indebtedness, whether direct or contingent, other than Indebtedness listed on Exhibit F hereto and other Indebtedness (exclusive of trade payables) up to an aggregate of $250,000 at any time outstanding;

              (N)    Lender shall in good faith deem itself insecure;

              (O) The occurrence of an "Event of Default", as such term is defined in the Sepco Loan;

              (P)    Borrower and/or Sepco ceases to be a Subsidiary of Parent;

              (Q) The occurrence of an "Event of Default", as such term is defined in that certain Loan and Security Agreement, executed or to be executed by Lender and Pelican State Supply Company Inc., as renewed, extended, modified and restated from time to time; and

              (R) There shall occur any default or event of default under any agreement, document or instrument evidencing or executed in connection with any Subordinated Debt.





LOAN AND SECURITY AGREEMENT - Page 42

       11.2. Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.4 hereof, upon and at any time after the occurrence of an Event of Default, all or any portion of the Obligations due or to become due from Borrower to Lender (whether under this Agreement, any Other Agreement or otherwise) shall, at Lender's option, become at once due and payable without presentment, demand, protest, notice of dishonor, notice of default, notice of intent to accelerate, notice of acceleration, or any other notice whatsoever, and Borrower shall forthwith pay to Lender, in addition to any and all sums and charges due, the entire principal of and interest accrued on the Obligations; provided, however, that upon the occurrence of an Event of Default specified in Section 11.1(D) hereof, all of the Obligations shall become due and payable without declaration, notice or demand by Lender.

       11.3. Remedies. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

              (A) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the Other Agreements.

              (B) The right to take immediate possession of the Collateral, and (i) to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

              (C) The right to sell or otherwise dispose of all or any Inventory or Equipment in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its discretion, may deem advisable. Borrower agrees that fifteen days written notice to Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set-off the amount of such price against the Obligations.

              (D) Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the





LOAN AND SECURITY AGREEMENT - Page 43

Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

              (E) The proceeds realized from the sale of any Collateral may be applied, after allowing two Business Days for collection, first to the costs, expenses and reasonable attorneys' fees incurred by Lender in collecting the Obligations, in enforcing Lender's rights under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

       11.4. Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the Other Agreements, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to exercise or enforce any rights, Liens, powers or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied, and all Liens, rights, powers, and remedies herein provided for are cumulative and none are exclusive.

SECTION 12.   MISCELLANEOUS

       12.1. Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the reasonable cost and expense of Borrower:

              (A) At such time or times hereafter as Lender or said agent may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control; and

              (B) At such time or times upon or after the occurrence of an Event of Default as Lender or its agent may determine: (i) demand and enforce payment of the Accounts by legal proceedings or otherwise and exercise generally all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (iv) receive





LOAN AND SECURITY AGREEMENT - Page 44
and open all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (v) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (vi) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (vii) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (viii) make and adjust claims under policies of insurance; and (ix) do all other acts and things necessary, in Lender's reasonable determination, to fulfill Borrower's obligations under this Agreement.

       12.2. Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances, but this indemnity shall specifically exclude liability for breach of any Environmental Laws caused solely and directly by Lender.
Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 12.2 shall survive the payment in full of the Obligations and the termination of Lender's obligation to make Revolving Credit Loans.

       12.3. Modification of Agreement. This Agreement and the Other Agreements may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender.

       12.4 Reimbursement of Expenses. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender employs counsel for advice or other representation, or incurs legal expenses or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the Other Agreements, any amendment of or modification of this Agreement or any of the Other Agreements; (B) the reasonable administration of this Agreement or any of the Other Agreements and the transactions contemplated hereby and thereby; (C) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the Other Agreements or Borrower's affairs (other than litigation in which Borrower is the prevailing party and in which Lender is adverse to Borrower); (D) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the Other Agreements, including, without limitation, the Account Debtors (other than litigation in which Borrower is the prevailing party and in which Lender is adverse to Borrower); or (E) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the reasonable attorneys' fees arising from such services and all expenses, costs, charges and other fees of such counsel or of Lender or relating to any of the





LOAN AND SECURITY AGREEMENT - Page 45
events or actions described in this Section shall be payable, on demand, by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Agreements, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith. Borrower shall have no obligation to pay the legal expenses or other costs incurred by a Participating Lender or by Lender in connection with any sale or attempted sale of any interest herein to a Participating Lender.

       12.5. Indulgences Not Waivers. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement or any of the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default by Borrower under this Agreement or any of the Other Agreements shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

       12.6. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

       12.7. Successors and Assigns; Participations by Lender. This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender; provided, however, that Borrower may not sell, assign or transfer any interest in this Agreement or any of the Other Agreements, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Any purported assignment by Borrower in violation of this Section
12.7 shall be void, without Lender's prior written consent. Borrower hereby consents to Lender's participation, sale, assignment, transfer or of the disposition, at any time or times hereafter, of this Agreement, any of the Other Agreements, or any other Obligations, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would have if it were the original "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such





LOAN AND SECURITY AGREEMENT - Page 46
assignment. In the case of a participation, each Participating Lender shall be entitled to receive all information received by Lender regarding the credit-worthiness of Borrower, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether such Participating Lender is subject to the circular or not).

       12.8. Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.4 of this Agreement and except as otherwise provided in any of the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the Other Agreements, the provision contained in this Agreement shall govern and control.

       12.9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

       12.10. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt, or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or three Business Days after deposit in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answer-back received, addressed as follows:

       (A)    If to Lender:        Fleet Capital Corporation
                                   2711 North Haskell
                                   Suite 2100, LB 21
                                   Dallas, Texas  75204
                                   Attention:  Loan Administration Manager

              w/ a copy to:        Hughes & Luce, L.L.P.
                                   1717 Main Street, Suite 2800
                                   Dallas, Texas  75201
                                   Attention:  Kenneth M. Vesledahl

       (B)    If to Borrower:      DXP Acquisition, Inc. d/b/a
                                   Strategic Acquisition, Inc.
                                   580 Westlake Park Boulevard
                                   Suite 1100
                                   Houston, Texas  77079
                                   Attention:  David R. Little





LOAN AND SECURITY AGREEMENT - Page 47
              w/ a copy to:        Fouts & Moore, L.L.P.
                                   5555 San Felipe, 17th Floor
                                   Houston, Texas  77057
                                   Attention:  Gary A. Messersmith

or to such other address as each party may designate for itself by like notice given in accordance with this Section 12.10; provided, however, that any notice, request or demand to or upon Lender pursuant to Section 3.3 shall not be effective until received by Lender. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date such notice is actually received by the noticed party.

       12.11. Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement or any of the Other Agreements as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion (unless otherwise expressly provided herein) and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

       12.12. Demand Obligations. Nothing in this Agreement shall affect or abrogate the demand nature of any portion of the Obligations expressly made payable on demand by this Agreement or by any instrument evidencing or securing same, and the occurrence of an Event of Default shall not be a prerequisite for Lender's requiring payment of such Obligations.

       12.13. Time of Essence. Time is of the essence of this Agreement and the Other Agreements.

       12.14. Entire Agreement. This Agreement and the Other Agreements, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

       12.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

       12.16. Nonapplicability of Article 5069-15.01 et seq. Borrower and Lender hereby agree that, except for Section 15.10(b) thereof, the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01 et seq. (Vernon 1987) (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the Other Agreements.

       12.17. No Preservation or Marshaling. Borrower agrees that Lender has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.





LOAN AND SECURITY AGREEMENT - Page 48

       12.18. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS, TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF TEXAS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE, AT THE ELECTION OF LENDER, BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR FIVE DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID; PROVIDED THAT LENDER SHALL ALSO SEND, BY TELECOPY, TO BORROWER A COPY OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS (AN AFFIDAVIT OF AN OFFICER, EMPLOYEE OR AGENT OF LENDER STATING THAT SUCH TELECOPY WAS SENT TO BORROWER SHALL BE PRESUMPTIVELY CORRECT IN ALL RESPECTS). NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.





LOAN AND SECURITY AGREEMENT - Page 49

       12.19. WAIVERS BY BORROWER. BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (B) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, INTENT TO ACCELERATE, ACCELERATION, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (D) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (E) ANY RIGHT BORROWER MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE LENDER TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHOSE LOANS TO BORROWER IS USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING LENDER FROM ANY LOSS OR DAMAGE LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY LENDER FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS; AND (F) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

       12.20 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       12.21 WAIVER OF CONSUMER RIGHTS. BORROWER HEREBY WAIVES ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES--CONSUMER PROTECTION ACT SECTION
17.41 ET. SEQ. TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER





LOAN AND SECURITY AGREEMENT - Page 50

CONSULTATION WITH AN ATTORNEY OF BORROWER'S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER. BORROWER EXPRESSLY WARRANTS AND REPRESENTS THAT BORROWER (i) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, AND (ii) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.





LOAN AND SECURITY AGREEMENT - Page 51

       IN WITNESS WHEREOF, this Agreement has been duly executed in Dallas, Texas, on the day and year specified at the beginning hereof.



                                              "BORROWER"

                                              DXP ACQUISITION, INC. D/B/A
                                              STRATEGIC ACQUISITION, INC.



                                              By:  /s/  DAVID R. LITTLE
                                                 ------------------------------
                                              Name:     David R. Little
                                                   ----------------------------
                                              Title:    Chairman and CEO
                                                    ---------------------------



                                              "LENDER"

                                              FLEET CAPITAL CORPORATION


                                              By: /s/ H. MICHAEL WILLS
                                                 ------------------------------
                                              Name:   H. Michael Wills
                                                   ----------------------------
                                              Title:  VP
                                                    ---------------------------







LOAN AND SECURITY AGREEMENT - Page 52

                                   EXHIBIT A

                      FORM OF EURODOLLAR BORROWING NOTICE


                                                             ____________, 199__



Fleet Capital Corporation
2711 N. Haskell, Suite 2100
Dallas, Texas  75204
Attention:  Loan Administration Manager -- DXP Acquisition, Inc. d/b/a
                                           Strategic Acquisition Inc.

Ladies and Gentlemen:

       Reference is made to that certain Loan and Security Agreement, dated as of May 29, 1997, by and between DXP Acquisition, Inc. d/b/a Strategic Acquisition Inc. and Fleet Capital Corporation ("Lender") (as amended from time to time, the "Loan Agreement"). Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Loan Agreement.

       The undersigned is an authorized officer of DXP Acquisition, Inc. d/b/a Strategic Acquisition Inc. and is authorized to make and deliver this request pursuant to the Loan Agreement on behalf of DXP Acquisition, Inc. d/b/a Strategic Acquisition Inc.(hereinafter referred to as the "Borrower").

       In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies that:

       (i) No Default or Event of Default currently exists under the Loan Agreement.

       (ii) Attached hereto as Schedule 1 is a true, correct and complete request for advance under the Loan Agreement or other transaction related thereto and Borrower hereby requests that Lender initiate the transactions described therein.


                                              DXP Acquisition, Inc. d/b/a
                                              Strategic Acquisition Inc.

                                              By:
                                                 _________________________
                                              Name:
                                                   _______________________
                                              Title:
                                                    ______________________






LOAN AND SECURITY AGREEMENT
                               Exhibit A - Page 1

                                   Schedule 1

                        Request for Interest Rate Option


       Please use this correspondence as an official request on behalf of Borrower to initiate the following transaction(s):


ADVANCES

Advance $________ at the Eurodollar Base Rate of ____% plus 2.00% for a period of [1][2][3][6] months until maturity at __________________.

       ________      credit this advance to account number _______ at ________.

       ________ use this advance to designate $________ of the [Term Loan] [Revolving Credit Loans] as Loans that bear interest based upon the Eurodollar Base Rate.


READVANCES

Readvance to pay the principal amount currently outstanding under the Eurodollar Loan which matures on ________ in the amount of $________ by initiating a readvance of $________ at the Eurodollar Base Rate of ____% plus 2.00% for a period of [1][2][3][6] months until maturity on ________________.


PAYDOWNS

________ Payoff the Eurodollar Loan in the amount of $________ which matures on _____________.

Proceeds to initiate this paydown may be obtained by debiting Borrower's account number ________ at ____________.





LOAN AND SECURITY AGREEMENT
                               Exhibit A - Page 2

                                   EXHIBIT B

                               BUSINESS LOCATIONS



1.     Borrower currently has the following business locations, and no others:

       Chief Executive Office:


       Other Locations:



2. Borrower maintains its books and records relating to Accounts and General Intangibles at:


3. Borrower has had no office, place of business or agent for process located in any county other than as set forth above, except:


4. Each Subsidiary currently has the following business locations, and no others:

       Chief Executive Office:

       Other Locations:



5. Each Subsidiary maintains its books and records relating to Accounts and General Intangibles at:



6. Each Subsidiary has had no office, place of business or agent for process located in any county other than as set forth above, except:




LOAN AND SECURITY AGREEMENT
                                Exhibit B - Page 1

7. The following bailees, warehouseman, similar parties and consignees hold inventory of Borrower or one of its Subsidiaries:



  Name and Address               Nature of
    of Party                    Relationship             Amount of Inventory          Owner of Inventory
------------------          ------------------           ------------------          ------------------
------------------          ------------------           ------------------          ------------------
------------------          ------------------           ------------------          ------------------
------------------          ------------------           ------------------          ------------------
------------------          ------------------           ------------------          ------------------
------------------          ------------------           ------------------          ------------------





LOAN AND SECURITY AGREEMENT
                                Exhibit B - Page 2

                                    EXHIBIT C

                                 CORPORATE NAMES

1. Borrower's correct corporate name, as registered with the Secretary of State of the State of Nevada, is:


           DXP Acquisition, Inc. d/b/a Strategic Acquisition, Inc.


2.     In the conduct of its business, Borrower has used the following names:



3. Each Subsidiaries' correct corporate name, as registered with the Secretary of State of the State of its incorporation, is:


4. In the conduct of its business, each Subsidiary has used the following names:



LOAN AND SECURITY AGREEMENT
                                Exhibit C - Page 1

                                    EXHIBIT D

                                   LITIGATION


1. Actions, suits, proceedings and investigations pending against Borrower or any Subsidiary:





                                                                    Jurisdiction or
 Title of Action       Nature of Action    Complaining Parties         Tribunal
------------------    ------------------    ------------------    ------------------
------------------    ------------------    ------------------    ------------------
------------------    ------------------    ------------------    ------------------
------------------    ------------------    ------------------    ------------------
------------------    ------------------    ------------------    ------------------

2. The only threatened actions, suits, proceedings or investigations of which Borrower or any Subsidiary is aware are as follows:






LOAN AND SECURITY AGREEMENT

                                Exhibit D- Page 1

                                   EXHIBIT E

                             COMPLIANCE CERTIFICATE

                            [Letterhead of Borrower]




                            __________________, 19__




Fleet Capital Corporation
2711 North Haskell Avenue
Suite 2711, LB 21
Dallas, Texas 75204



       The undersigned, the chief financial officer of DXP Acquisition, Inc. d/b/a Strategic Acquisition, Inc., a Nevada corporation ("Borrower"), gives this certificate to Fleet Capital Corporation ("Lender") in accordance with the requirements of Section 9.1.(J) of that certain Loan and Security Agreement dated as of June __, 1997, by and between Borrower and Lender ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.


       1. Based upon my review of the Consolidated and consolidating balance sheets and statements of income of DXP Enterprises, Inc. and its Subsidiaries for the [fiscal year] [quarterly period] [month] ending __________________, 19__, ("Calculation Date")copies of which are attached hereto, I hereby certify that:

              (a) Consolidated Cash Flow for the three-month period ending on the Calculation Date is $_________;

              [(b) Consolidated Cash Flow for the twelve-month period ending on the Calculation Date is $____________;]

              (c) The Consolidated Current Assets to Consolidated Current Liabilities Ratio as of the Calculation Date is ____ to 1;

              (d) The Consolidated Indebtedness to Consolidated Adjusted Tangible Net Worth Ratio is ____ to 1; and





LOAN AND SECURITY AGREEMENT
                                Exhibit E- Page 1

              (e) Capital Expenditures during the period and for the fiscal year to date total $__________ and $__________, respectively.

       2. No Default exists on the date hereof, other than: _______________ [if none, so state]; and

       3. No Event of Default exists on the date hereof, other than _______ [if none, so state].


                                           Very truly yours,


                                           ______________________________
                                           Chief Financial Officer





LOAN AND SECURITY AGREEMENT
                               Exhibit E - Page 2

                                   EXHIBIT F

                             PERMITTED INDEBTEDNESS

    Holder of Indebtedness      Description of Indebtedness   Maturity Date
--------------------------      ----------------------------  ------------------
--------------------------      ----------------------------  ------------------
--------------------------      ----------------------------  ------------------
--------------------------      ----------------------------  ------------------





LOAN AND SECURITY AGREEMENT
                             Exhibit F - Page 1

                                   Exhibit G


11.290 ACRE TRACT
J.A. BONTON SURVEY, ABSTRACT NO. 5
ANGELINA COUNTY, TEXAS


         BEING all that certain tract or parcel of land lying and situated in Angelina County, Texas, out of the J.A. BONTON SURVEY, ABSTRACT NO. 5 and being a part or portion of that certain 14.2961 acre tract described in a deed from Brookshire Brothers, Inc. to Lufkin Industries, Inc. dated September 11, 1980 and recorded in Volume 508 on Page 514 of the Deed Records of Angelina County, Texas, to which reference is hereby made for any and all purposes and the said tract or parcel being described by metes and bounds as follows, to-wit:

         BEGINNING S 19 degrees 50' 42" E 143.62 feet from a 1/2" pipe set at the Northeast corner of the aforesaid referred to 14.2961 acre tract and the Northwest corner of that certain 7.25 acre tract described in a deed from Granville Wright, et al to K. Morris dated May 10, 1935 and recorded in Volume 82 on Page 590 of the Deed Records of Angelina County, Texas, a 1/2" pipe set for corner in the East boundary line of the said 14.2961 acre tract and the West boundary line of the said 7.25 acre tract;

         THENCE S 19 degrees 50' 42" E with the East boundary line of the said
14.2961 acre tract, the West boundary line of the said 7.25 acre tract and the West boundary line of that certain 1.61 acre tract described in a deed from Mrs. L. A. Largent, et al to Kilgore Morris dated February 2, 1938 and recorded in Volume 88 on Page 208 of the Deed Records of Angelina County, Texas, at 1261.91 feet the Southeast corner of the said 14.2961 acre tract and the Northeast corner of that certain 0.58 acre tract described in a deed from
T. C. Largent, et ux to A. W. Stockman, et ux dated January 5, 1961 and recorded in Volume 251 on Page 278 of the Deed Records of Angelina County, Texas a 1/2" pipe found for corner;

         THENCE S 71 degrees 41' 00" W with the South boundary line of the said
14.2961 acre tract, the North boundary line of the said 0.58 acre tract, and the North boundary line of that certain 0.5 acre tract described in a deed from the estate of Rolf Leroy Smith to A. W. Stockman dated December 19, 1957 and recorded in Volume 215 on Page 92 of the Deed Records of Angelina County, Texas, at 305.88 feet the Southwest corner of the said 14.2961 acre tract and the Northwest corner of the said 0.5 acre tract, a 1/2" pipe set for corner (near a chainlink fence corner) in the curving East right-of-way line of State Highway Loop No. 287;

         THENCE two calls with the West boundary line of the said 14.2961 acre tract and the East right-of-way line of the said State Highway Loop No. 287 as follows:

                 (1) Northwesterly with a 02 degrees 51' 03" curve to the left (Central Angle

                           = 09 degrees 08' 31" Radius = 2009.86 feet with Long Chord Bearing and Distance = N 27 degrees 32' 38" W 320.35 feet), at 320.69 feet the end of said curve, a Texas Highway Department metal disk found for corner;

                  (2)      N 32 degrees 06' 54" W 833.05 feet, a 1/2" pipe set
                           for corner;

         THENCE N 57 degrees 03' 48" E, at 539.76 feet the point and place of beginning and containing 11.290 acres of land, more or less.

Basis of Bearings: The North boundary line of the said 14.2961 acre tract (Deed Call -N 83degrees 07' E).


                                                   EVERETT GRIFFITH, JR. AND
                                                    ASSOCIATES, INC.
                                                   Engineering and Surveying


                                  /s/ MICHAEL G. PARKER
                                  ----------------------------------------------
                                  Michael G. Parker (Signature in blue ink)
                                  Registered Professional Land Surveyor No. 4527 Lufkin, Texas

                                  May 17, 1994

                                   EXHIBIT H

                            SECURED PROMISSORY NOTE

$500,000.00                                                    ____________,1997

         FOR VALUE RECEIVED, the undersigned (hereinafter "Borrower"), hereby promises to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation (hereinafter "Lender") at its office located at 2711 North Haskell, Suite 2100, LB 21, Dallas, Texas 75204, or at such other location as Lender may request, in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), together with interest on the unpaid principal balance from day-to-day remaining computed from the date of advance until maturity at a variable rate per annum equal to the lesser of (i) 0.50% above the Base Rate (as hereinafter defined) (the "Annual Term Rate"), or (ii) the Maximum Legal Rate (as hereinafter defined).

         This Secured Promissory Note (this "Note") is the Term Note referred to in, and is issued pursuant to, that certain Loan and Security Agreement, dated on or about June __, 1997 (as amended, restated or renewed from time to time, the "Loan Agreement") and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and all other instruments evidencing or securing the indebtedness hereunder (including, without limitation, the "Security Documents" as defined in the Loan Agreement) (hereinafter collectively referred to as the "Loan Documents") are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

         For the purposes of this Note, the term "Base Rate" shall mean the rate of interest established by Fleet National Bank from time to time as its "base rate" for commercial loans, whether or not such rate is the lowest rate charged by said bank to its most preferred borrowers; and, if the base rate for commercial loans is discontinued by said bank as a standard, a comparable reference rate designated by said bank as a substitute therefor shall be the "Base Rate". After the date hereof, the rate of interest in effect hereunder shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the date that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof, but if this
Note is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last business day immediately preceding the date hereof. Interest due at the Maximum Legal Rate shall be calculated on the basis of actual days elapsed over a year of 365 or 366 days, as the case may be.

         Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of this Note shall bear interest at a fluctuating rate per annum equal to the lesser of (i) 3.0% above the Base Rate (the "Default Rate"), calculated daily (computed on the actual days elapsed over a year of 360 days), or (ii) the Maximum Legal Rate.

         If at any time the amount of such interest computed on the basis of the Annual Term Rate or the Default Rate, whichever is applicable (the "Applicable Rate"), would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "Maximum Legal Rate"), the interest payable under this Note shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Applicable Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Note equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Applicable Rate. Unless preempted by federal law, the Applicable Rate from time to time in effect hereunder may not exceed the "indicated ceiling rate" from time to time in effect under Tex. Rev. Civ. Stat. Ann. art. 5069-1.04(c) (Vernon 1987). If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Note than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof shall be payable at the same date and in the same manner as accrued interest on this Note is generally payable pursuant to the provisions of this Note.

         The principal amount of and all accrued interest on this Note shall be due and payable on the dates and in the manner hereinafter set forth:

                 (a) Interest shall be due and payable monthly, in arrears, on the first day of each month, commencing on the first day of the month immediately succeeding the date of this Note, and continuing on the first day of each month thereafter until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

                 (b) Principal shall be due and payable in equal monthly installments of $8,300.00 each, commencing on August l, 1998, and continuing on the first day of each month thereafter; and

                 (c) The entire remaining principal amount then outstanding, together with any unpaid interest and any and all other amounts due hereunder, shall be due and payable on the last day of the Original Term or on any earlier termination of the Loan Agreement pursuant to Section 3.3 thereof.

         This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 2.2 of the Loan Agreement.

         Borrower (i) shall also prepay this Note in full in connection with any termination of the Loan Agreement pursuant to Section 3.3 of the Loan Agreement, and (ii) may prepay this Note in part or in full upon ten (10) days' prior written notice to Lender, provided that such partial prepayment is made solely from the internal cash flow from Borrower's ordinary business operations; provided, however, that each such prepayment described above in this paragraph shall be made together with accrued interest on the principal amount so prepaid at the payment date, plus a premium equal to 0.5% of the principal amount prepaid.

         All partial prepayments, whether mandatory or voluntary, shall be applied to installments of principal in the inverse order of their maturities.

         Upon or after the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 11 of the Loan Agreement, including the right to declare the then outstanding principal balance and accrued interest hereof to be and the same shall thereupon become, immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives.

         No agreements, conditions, provisions or stipulation contained in this Note, the Loan Agreement or any other instrument, document or agreement between Borrower and Lender or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Note or any other Loan Document, or the arising of any contingency whatsoever, shall entitle Lender to contract for, charge, or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("Excess Interest"), Borrower acknowledges and stipulate that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess Interest received by Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Applicable Annual Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Note, Borrower covenants that (i) the credit or return of any Excess Interest shall constitute the acceptance by Borrower of such Excess Interest, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum rate authorized by applicable law. For the purpose of determining whether or not any Excess Interest has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Note shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Note.

         Time is of the essence of this Note. Unless otherwise provided in the Loan Agreement, Borrower, for itself and its legal representatives, successors and assigns, expressly waives, to the fullest extent permitted by Applicable Law, presentment, demand, protest, notice of dishonor, notice of non-payment, notice of intent to accelerate, notice of acceleration, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         If this Note is collected by or through an attorney at law, Borrower shall be obligated to pay, in addition to the principal balance and accrued interest hereof, reasonable attorney's fees and court costs, and any other charges for which Borrower is responsible under the Loan Agreement and other Loan Documents.

         Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered in Dallas, Texas, on the date first above written.


                                   BORROWER:

                                   DXP ACQUISITION, INC., d/b/a
                                   Strategic Acquisition, Inc.

                                   By: /s/ DAVID R. LITTLE
                                   Name: David R. Little
                                   Title:   Chairman & CEO

                                   EXHIBIT I

WHEN RECORDED. RETURN TO:
Hughes & Luce, L.L.P.
1717 Main Street, Suite 2800
Dallas, Texas 75201
Attn:     Kenneth M. Vesledahl, Esq.




                     DEED OF TRUST, SECURITY AGREEMENT.
                 FINANCING STATEMENT AND ASSIGNMENT OF RENTS
                          [ANGELINA COUNTY, TEXAS]

THE STATE OF TEXAS              )
                                )               KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ANGELINA              )


          THIS DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF RENTS (this "Deed of Trust") is executed on ______________ 1997, by DXP ACQUISITION, INC. (d/b/a Strategic Acquisition, Inc., a Nevada corporation ("Grantor"), whose address is 580 Westlake Park Boulevard, Suite 1100, Houston, Texas 77079, to COLLATERAL SERVICES, INC., a Texas corporation, whose address is 1717 Main Street, Suite 2800, Dallas, Texas 75201, as Trustee ("Trustee"), for the benefit of FLEET CAPITAL CORPORATION, a Rhode Island corporation, whose address is 2711 North Haskell, Suite 2100, Dallas, Texas 75204 (such party, together with any holder or holders of all or any part of the "Secured Indebtedness" [as hereinafter defined] shall be referred to herein as "Beneficiary").


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1. As used in this Deed of Trust, the following terms shall have the meanings indicated, unless the context otherwise requires:

          "Beneficiary" is defined in the preamble to this Deed of Trust.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended from time to time, including, without limitation, the Superfund Amendments and Reauthorization Act ("SARA").

          "Code" means Chapter 9 of the Texas Uniform Commercial Code, TEX. BUS. & COM. CODE ANN. Section 9.101, et seq. (Vernon 1968, Vernon Supp. 1987), as amended from time to time.

          "Deed of Trust" is defined in the preamble hereto.

          "Environmental Law" means any federal, state or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Mortgaged Property, including but not limited to, CERCLA, SARA and RCRA.

          "Event of Default" means an "Event of Default" as defined in the Loan Agreement.

          "Grantor" is defined in the preamble to this Deed of Trust.

          "Grantor's Successors" means each and all of the successors and assigns of Grantor, both immediate and remote.

          "Hazardous Substance" means one or more of the following substances:

                      (A) those substances included within the definitions of (i) "hazardous substances," "hazardous materials" or "toxic substances," in CERCLA, SARA, RCRA, Toxic Substances Control Act, Federal Insecticide, Fungicide and Rodenticide Act and the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), or (ii) "solid waste," as defined under the Texas Solid Waste Disposal Act, but only to the extent that Grantor's failure to comply with a representation, warranty, covenant, agreement or other obligation hereunder involving Hazardous Substances would reasonably be expected to result in enforcement or administrative action by the State of Texas by virtue of Subchapter I of Chapter 361 of the Texas Health and Safety Code (or any successor statutory provision), and in the regulations promulgated pursuant to said laws;

                      (B) such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations; and

                      (C) any material, waste or substance which is (i) asbestos, (ii) polychlorinated biphenyls, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section
          1317), (iv) explosives, (v) radioactive materials, or (vi) petroleum, petroleum products or any fraction thereof.

          "Improvements" means all buildings and improvements now or hereafter situated on the Land.

          "Indemnitee" is defined in Subsection 5.l(E).

          "Land" means, all and singular, the tracts of real property described upon Exhibit A attached hereto.

          "Leases" means all present and future leases and agreements, written or oral, for the use or occupancy of any portion of the Mortgaged Property, and any renewals, extensions or substitutions of said leases and agreements and any and all subleases thereunder.

          "Lessee" means any lessee, sublessee. tenant or other person having the right to occupy, use or manage the Mortgaged Property, or any part thereof, under a Lease.

          "Lien" means any encumbrance, lien, judgment lien, deed of trust lien, mechanic's lien, materialman's lien, security interest, tax lien, pledge, conditional sale or title retention agreement, financing lease, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under law or otherwise.

          "Loan Agreement" means that certain Loan and Security Agreement, dated on or June __, 1997, executed by Grantor and Beneficiary and all renewals, extensions, amendments, modifications and restatements thereof.

          "Loan Documents" means the Loan Documents, as defined in the Loan Agreement.

          "Losses" is defined in Subsection 5.l(E).

          "Mortgaged Property" is defined in Section 2.1.

          "Obligated Party" means and includes each of Grantor and any other party or entity liable for payment of any portion of or all of the Secured Indebtedness.

          "Permitted Exceptions" means the exceptions to title described upon Exhibit B attached hereto, but only to the extent that such exceptions are valid, existing and, in fact, affect the Mortgaged Property.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

          "Personal Property" means all of the following described properties and interests, now owned or hereafter acquired by Grantor, and all accessories, attachments and additions thereto and all replacements or substitutes therefor and all products and proceeds thereof, and accessions thereto:

                      (A) all of the property, personal or otherwise, now or hereafter attached to or incorporated into or used in or about the Real Estate, including, without limitation, all fixtures, building materials, furniture, appliances, furnishings, equipment, and machinery and all other tangible personal property now or hereafter affixed, attached or related to such property or used in connection therewith but specifically excluding inventory that is held for resale in the ordinary course of business; and

                      (B)       all Rents and Leases.

          "RCRA" means the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901, et seq.), as amended from time to time.

          "Real Estate" means the Land and the Improvements.

          "Remedial Work" is defined in Subsection 5.1(F).

          "Rents" means the rents, income, receipts, revenues, issues and profits now due or which may become due or to which Grantor may now or hereafter become entitled or may demand or claim, arising or issuing from or out of the Leases or from or out of the Mortgaged Property, or any part thereof, including, without limitation, minimum rents, additional rents, percentage rents, common area maintenance charges, parking charges (including monthly rental or parking spaces), tax and insurance premium contributions, and liquidated damages following default, premiums payable by any Lessee upon the exercise of any cancellation privilege provided for in any of the Leases, and all proceeds payable under any policy of insurance covering the loss of rent resulting from untenantability caused by destruction or damage of the Mortgaged Property, together with any and all rights and claims of any kind which Grantor may have against any Lessee or against any other occupants of all or any part of the Mortgaged Property.

          "Rights" means rights, remedies, powers, benefits and privileges.

          "Secured Indebtedness" is defined in Section 3.1.

          "Term Note" means that certain Secured Promissory Note, dated on or about the date hereof, in the original principal amount of $500,000, executed by Grantor and payable to the order of Beneficiary any and all renewals, modifications and extensions of such note, and any and all notes executed in substitution for such note.

          "Triggering Event" is defined in Section 5.3.

          "Trustee" is defined in the preamble hereto, and shall include each and every substitute trustee appointed pursuant to the terms hereof.

                                   ARTICLE II

                                     GRANT

          Section 2.1. Grant. For good and valuable consideration, including the debt and trust hereinafter described, the receipt and legal sufficiency of which are hereby expressly acknowledged by all parties, Grantor does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, AND CONVEY unto Trustee, and its successors and substitutes in trust hereunder, the following described property, subject to the Permitted Exceptions:

                      (A)       The Land, together with (i) the Improvements;
(ii) all estates, easements, interests, licenses, rights, titles, powers, and privileges of Grantor in and to the Land and all easements and rights-of-way used in connection with the Land or the Improvements or as a means of ingress to or egress from the Land or the Improvements; (iii) all estates, easements, interests, licenses, rights, titles, powers, and privileges, if any, of Grantor in and to the real estate lying in the streets, roads, alleys, ways, sidewalks, or avenues, open or proposed, in front of, or adjoining, the Land, and in and to any strips or gores of real estate adjoining the Land; and (iv) all estates, easements, licenses, interests, rights, titles, powers, and privileges appurtenant or incident to the foregoing;

                      (B)       The Personal Property; and

                      (C) All other estates, easements, licenses, interests, rights, titles, powers, and privileges of every kind and character which Grantor now has, or at any time hereafter acquires, in and to the Land, the Improvements, the Personal Property, and all property of Grantor which is used or useful in connection with the Land, the Improvements, and the Personal Property, and the proceeds of any and all insurance covering the Land, the Improvements, and the Personal Property.

All property and interests described or referred to in Subsections (A), (B), and (C) of this Section 2.1, together with any additional interest therein now owned, or hereafter acquired, by Grantor, are sometimes hereinafter collectively called the "Mortgaged Property".

TO HAVE AND TO HOLD the Mortgaged Property, together with all and singular the rights, hereditaments, and appurtenances in anywise appertaining or belonging thereto, unto Trustee and Trustee's successors or substitutes in this trust, and Trustee's and its or his successors and assigns, in trust and for the uses and purposes hereinafter set forth, forever.

          Section 2.2. Warranty of Title. Grantor, for Grantor and Grantor's Successors, hereby agrees to warrant and forever defend, all and singular, title to the Mortgaged Property unto Trustee, and Trustee's successors or substitutes in this trust, forever, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof, subject, however, to the Permitted Exceptions.


                                  ARTICLE III

                              SECURED INDEBTEDNESS

          Section 3.1. Secured Indebtedness. This Deed of Trust, and all Rights, and all titles, interests and Liens created hereby, or arising by virtue hereof, are given to secure payment and performance of the following indebtednesses, liabilities, and obligations (herein collectively called the "Secured Indebtedness"):

                      (A) any and all indebtedness, liabilities and obligations of each and every Obligated Party to Beneficiary of every kind and character, whether now existing or hereafter incurred, including but not limited to all indebtedness, liabilities and obligations incurred by any Obligated Party arising under the Loan Agreement or under the Term Note; and

                      (B) all indebtedness, liabilities and obligations of Grantor to Beneficiary of every kind and character whether now existing or hereafter incurred; together with any and all renewals, increases, extensions, modifications, rearrangements, or restatements of all or any part of the loans, advances, indebtedness, liabilities, and obligations described or referred to in this section, together with all costs, expenses, and reasonable attorneys' fees incurred in connection with the enforcement or collection thereof.


                                   ARTICLE IV

                          REPRESENTATIONS. WARRANTIES
                            AND COVENANTS OF GRANTOR

          Section 4.1. Representations and Warranties. Grantor expressly represents and warrants to Beneficiary and Trustee as follows:

                      (A) Title. Grantor is the lawful record owner of good and marketable title to the Mortgaged Property, subject only to the Permitted Exceptions.

                      (B) Flood Hazards. To Grantor's knowledge, except as shown on surveys of the Land approved by Beneficiary, neither the Land nor any portion thereof is located within an area that has been designated or identified as an area having special flood hazards by the Secretary of Housing and Urban Development or by such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to the National Flood Insurance Act of 1968, as such act may from time to time be amended, or pursuant to any other national, state, county or city program of flood control.

                      (C) Performance of Covenants Under Leases. Grantor has duly and punctually performed all and singular the material terms, covenants, conditions and warranties of the existing Leases on Grantor's part to be kept, observed and performed up to the date hereof.

                      (D) Collection of Advance Rents. Any Rents due for occupancy for any period subsequent to the date hereof have not been collected for more than one month in advance of accrual and payment of any Rents has not otherwise been anticipated, waived, released, discounted, set-off or otherwise discharged or compromised.

                      (E) No Defaults. No Lessee under any existing Lease is in default of any of the material terms thereof.

          Section 4.2. Covenants. Grantor covenants and agrees with Beneficiary as follows:

                      (A) Taxes. To pay, or cause to be paid (not later than ten days before the date upon which such items would become delinquent), all lawful taxes and assessments of every character in respect of any of the Mortgaged Property, and to furnish to Beneficiary (not later than five days prior to the date upon which such taxes or assessments would become delinquent) evidence satisfactory to Beneficiary of the timely payment of such taxes and assessments; provided, however, Grantor shall not be required to pay any such tax or assessment if and so long as the amount, applicability or validity thereof is being contested in good faith by appropriate legal proceedings and appropriate cash reserves therefor have been established.

                      (B) Liability Insurance. To carry insurance with financially sound and reputable companies insuring Grantor and Beneficiary against liability for personal injury and property damage, such policies to be in such amounts and against such risks as are usually insured against by Persons engaged in the same or similar business as Grantor, but in any event, in an amount no less than $1,000,000.

                      (C) Casualty Insurance. To carry insurance with respect to the Mortgaged Property with such insurers, in such amounts and covering such risks as shall be reasonably satisfactory to Beneficiary, including, without limitation, insurance against loss or damage by fire, lightning, hail, windstorm, flood (if the Improvements are located in an identified "flood hazard area" with respect to which flood insurance has been made available pursuant to the National Flood Insurance Act of 1968), explosion, riot, hazards, casualties, and other contingencies.

                      (D) Delivery of Policies. To deliver to Beneficiary copies of each policy of insurance covering the Mortgaged Property.

                      (E) Payment of Insurance Proceeds. To cause all insurance carried by Grantor covering the Mortgaged Property (i) to name Beneficiary as a loss-payee and otherwise to be payable to Beneficiary as its interest may appear, (ii) to contain a standard mortgage clause on a non- contribution form, and (iii) in the case of all policies of insurance carried by each Lessee for the benefit of Grantor, to cause all such policies to name Beneficiary as a loss-payee and otherwise to be payable to Beneficiary as its interest may appear.

                      (F) Payment of Premiums; Proof. To pay, or cause to be paid, all premiums for such insurance before such premiums become due, and to furnish to Beneficiary satisfactory proof of the timely making of such payments; to deliver all renewal policies to Beneficiary at least 15 days before the expiration date of each expiring policy and to cause such policies to require the insurer to give written notice to Beneficiary of any amendment or termination of any such policy at least 30 days before such termination or amendment is to be effective.

                      (G) Notice of Casualty. Within ten days of the occurrence thereof, to deliver written notice to Beneficiary of any casualty loss affecting the Mortgaged Property.

                      (H) Compliance with Laws. To comply with all easements, restrictions, agreements, covenants, and conditions with respect to or affecting the Mortgaged Property, or any part thereof; provided, however Grantor shall not be required to comply with such items if and so long as the applicability or validity thereof is being contested in good faith by appropriate legal proceedings.

                      (I) Prohibition Against Sales. Not to (i) sell, trade, transfer, assign, exchange, or otherwise dispose of the Personal Property, or any part thereof or any interest therein (whether legal or equitable in nature), except items of Personal Property which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes having a value equal to or greater than the replaced items when new, or (ii) permit the sale, trade, transfer, assignment, exchange or other disposition of any interest in Grantor or the Mortgaged Property or the right to receive distributions or profits from Grantor or the Mortgaged Property.

                      (J) Tax on Liens. At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Secured Indebtedness, or any part thereof, Grantor shall cause the Obligated Party to pay immediately all such taxes to the extent permitted by law; provided that, if it is unlawful for Obligated Party to pay such taxes, then Grantor shall cause such Obligated Party, if Beneficiary so requires, to prepay the Secured Indebtedness in full within 60 days after demand therefor by Beneficiary.

                      (K) Removal of Personal Property. Not to cause or permit any of the Personal Property to be removed from the county and state where the Land is located.

                      (L) Warrant and Defend Title. To protect, warrant and forever defend title to the Mortgaged Property, subject to the Permitted Exceptions, unto Beneficiary, its successors and assigns, against all Persons whomsoever lawfully having or otherwise claiming an interest herein or a Lien thereon, but Beneficiary shall have the right, at any time, to intervene in any suit affecting such title and to employ independent counsel in connection with any such suit to which it may be a party by intervention or otherwise; and upon demand Grantor agrees to pay Beneficiary all reasonable expenses paid or incurred by Beneficiary in respect of any such suit affecting title to any such property or affecting Beneficiary's Lien or rights hereunder, including reasonable fees to Beneficiary's attorneys, and Grantor will indemnify and hold harmless Beneficiary from and against any and all costs and expenses, including, but not limited to, any and all cost, loss, damage or liability which Beneficiary may suffer or incur by reason of the failure of the title to all or any part of the property hereby mortgaged or assigned or by reason of the failure or inability of Grantor, for any reason, to convey the rights, titles and interests which this Deed of Trust purports to mortgage and assign, and all amounts at any time so payable by Grantor hereunder shall be secured by the Lien hereof and by the said assignment.

                      (M) Obligations Under Personal Property. Grantor shall perform fully all obligations imposed upon it by the agreements and instruments constituting part of the Personal Property (including, without limitation, the Leases) and maintain in full force and effect all such agreements and instruments.

                      (N) Notice of Claims. Grantor shall promptly notify Beneficiary of any claim, action or proceeding affecting any Lease or title to the Mortgaged Property, or any part thereof, or the Liens herein granted.

                      (O) Defense of Actions Respecting Leases. Grantor shall appear in and defend any action or proceeding arising under, occurring oat of, or in any manner connected with, the Leases or the obligations, duties or liabilities of Grantor and any Lessee thereunder, and, upon request by Beneficiary, shall do so in the name and on behalf of Beneficiary but at the expense of Grantor, and Grantor shall pay all costs and expenses of Beneficiary, including reasonable attorneys' fees, in any action or proceeding in which Beneficiary may appear.

                      (P) Receipt of Future Rents. Grantor shall not receive or collect any Rents from any of the Leases for a period of more than one month in advance.

                      (Q) Waivers, Releases of Lessees. Grantor shall not waive, discount, set-off, compromise, or in any manner release or discharge any Lessee, of and from any obligations, covenants, conditions and agreements by said Lessee to be kept, observed and performed, including the obligation to pay rent in the manner and at the place and time specified in any Lease, or in any manner impair the value of the Mortgaged Property or the security of this Deed of Trust.

                      (R) Termination of Leases. Grantor shall not terminate or consent to any surrender of any Lease, or modify or in any way alter the terms thereof, without the prior written consent of Beneficiary, and shall use reasonable efforts to maintain each of the Leases in full force and effect during the term of this Deed of Trust.

                      (S) No Subordination. Grantor shall not subordinate any Lease to any mortgage or other encumbrance (other than the Lien of this Deed of Trust), or permit, consent or agree to such subordination.

                      (T) Form of Leases, Side Agreements. Unless otherwise consented to in writing by Beneficiary, Grantor shall (i) obtain Beneficiary's approval as to the form and substance of each Lease or amendment thereto, (ii) deliver to Beneficiary true and complete copies of the Leases and any amendments thereto, (iii) not enter into any side agreements with respect to a Lease with any Lessee, except upon notice to and approval in writing by Beneficiary, (iv) not execute any Lease except for actual occupancy by the Lessee thereunder, and (v) from time to time upon request of Beneficiary, furnish to Beneficiary a written certification signed by Grantor describing all then existing Leases and the names of the tenants and Rents payable thereunder. Oral leases disclosed in the Loan Documents shall be deemed approved by Beneficiary.


                                   ARTICLE V

                    PROVISIONS REGARDING ENVIRONMENTAL LAWS

          Section 5.1. Covenants Regarding Environmental Compliance. Grantor covenants and agrees with Beneficiary as follows:

                      (A) Hazardous Substance Use, Manufacture. Grantor shall not use, generate, manufacture, produce, store, release, discharge, or dispose of on, under, or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substance, or allow any other person or entity to do so on the Mortgaged Property, except in compliance with applicable laws (including all applicable Environmental Laws).

                      (B) Compliance with Environmental Laws. Grantor shall keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of, any applicable Environmental Law.

  (C)       Notices. Grantor shall give prompt written notice to Beneficiary of:

                                (i) any proceeding or written inquiry by any governmental authority with respect to the presence of any Hazardous Substance on the Mortgaged Property or the migration thereof from or to other property;

                                (ii)       all written claims made or
          threatened by any third party against Grantor or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance;

                                (iii) Grantor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that would reasonably be expected to cause the Mortgaged Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under any applicable Environmental Law, or to be otherwise subject to any material restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under any applicable Environmental Law;

                                (iv) any written notice of violation or complaint from a governmental authority and relating to an applicable Environmental Law;

                                (v)        any written notices or reports
          Grantor provides to a governmental authority relating to instances of non-compliance with an applicable Environmental Law; and

                                (vi)       any written application Grantor
          provides to a governmental authority to obtain or amend a permit or approval relating to the generation, storage, treatment, or disposal of a Hazardous Substance or air contaminant.

                      (D) Legal Proceeding. Beneficiary shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law and have Beneficiary's reasonable attorneys' fees in connection therewith paid by Grantor.

                      (E) Indemnity. Grantor shall protect, indemnify and hold harmless Beneficiary, its directors, officers, employees, agents, successors and assigns (each such person an "Indemnitee") from and against any and all losses, damages, costs, expenses or liabilities (including reasonable attorneys' fees and costs but excluding losses, damages, costs, expenses or liabilities arising from Beneficiary's gross negligence or willful misconduct) (collectively, "Losses") directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under or about the Mortgaged Property including, but not limited to (i) all foreseeable consequential damages, and (ii) the costs of any repair, cleanup or remediation of the Mortgaged Property, and the preparation and implementation of any closure, remedial or other plans, required to be undertaken pursuant to applicable Environmental Laws. This indemnity shall survive the release of the lien of this Deed of Trust, or the extinguishment of the lien by foreclosure or action in lieu thereof, and this covenant shall survive such release or extinguishment.

                      (F) Remedial Work. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is required to be undertaken under any applicable local, state or federal law or regulation, any judicial order, or by any governmental entity because of, or in connection with, the current or reasonably threatened future presence or release of a Hazardous Substance in violation of applicable Environmental Laws or in connection with remediation liability arising under applicable Environmental Laws in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Mortgaged Property (or any portion thereof), Grantor shall promptly after written demand for performance thereof by appropriate governmental authorities (or such shorter period of time as may be required under any applicable law, regulation, order or agreement or, if any applicable law, regulation, order or agreement expressly specifies a longer period of time, such longer period), commence and thereafter diligently prosecute to completion, all such Remedial Work.

 Section 5.2.          Representations and Warranties Relating to Environmental
                                   Matters.

Grantor represents and warrants to Beneficiary that, except as previously disclosed to Beneficiary in writing:

                      (A) No Existing Violation. Neither the Mortgaged Property nor the Grantor is in violation of or subject to any existing, pending or, to the knowledge of Grantor, overtly threatened investigation by any governmental authority under any Environmental Law.

                      (B) No Permits Required. Grantor has not acquired and is not required by any applicable Environmental Law to obtain any permits or license to construct or use any improvements, fixtures or equipment forming a part of the Mortgaged Property except such permits or licenses as have been obtained.

                      (C) Previous Uses. Grantor or its environmental advisors has made diligent inquiry into previous uses and ownership of the Mortgaged Property, and based upon such inquiry has no knowledge of any Hazardous Substance disposed of or released on or to the Mortgaged Property.

                      (D) Use by Grantor. Grantor's or any Lessee's prior, present and intended use of the Mortgaged Property will not result in the disposal or release of any Hazardous Substance on or to the Mortgaged Property except in compliance with applicable law.

                      (E) Underground Storage. No underground storage tanks, whether or not containing any Hazardous Substances, are located on or under the Mortgaged Property.

          Section 5.3. Environmental Risk Assessment. At any time (A) that Beneficiary reasonably believes that Hazardous Substances have been disposed of on, or have been released to or from any of the Mortgaged Property and such release or disposal may reasonably be expected to result in liability to Grantor under applicable Environmental Laws (a "Triggering Event"), or (B) after an Event of Default arising under Article V, within 30 days after a written request therefor by Beneficiary, Grantor shall deliver to Beneficiary a report prepared at Grantor's cost and expense by an environmental consultant acceptable to Beneficiary, detailing the results of an environmental investigation with respect to the Triggering Event or the matter resulting in the Event of Default, including results of any soil and ground water samples that may have been taken in connection with such investigation.


                                   ARTICLE VI

                       RESPECTING REMEDIES OF BENEFICIARY

          Section 6.1. Remedies. Upon the occurrence of an Event of Default, Beneficiary may, at Beneficiary's option, do any one or more of the following (upon such notice, if any, as may be expressly provided for in the Loan Documents):

                      (A) Acceleration. Beneficiary may, without notice, demand, presentment, notice of intention to accelerate or acceleration, protest or notice of protest, all of which are hereby waived by Grantor, declare the entire unpaid balance of the Secured Indebtedness immediately due and payable, and upon such declaration the entire unpaid balance of the Secured Indebtedness shall be immediately due and payable.

                      (B) Foreclosure. Beneficiary may request Trustee to foreclose the Lien of this Deed of Trust and to sell the Mortgaged Property, or any part thereof, at the location, at such time or from time to time, and in such manner as may be permitted by applicable law, including, without limitation, Chapter 51 of the Texas Property Code, as amended from time to time.

                      After such sale, Trustee shall make to the purchaser or purchasers thereunder good and sufficient assignments, deeds, bills of sale, and other instruments, in the name of Grantor, conveying the Mortgaged Property, or part thereof, so sold to the purchaser or purchasers with general warranty of title by Grantor. The sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Secured Indebtedness is paid and performed in full.

                      (C) Foreclosure Without Acceleration. If default is made in the payment of any installment of the Secured Indebtedness, Beneficiary may, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Secured Indebtedness to be due and payable, orally or in writing direct the Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured indebtedness and the assignments, liens, and security interests securing its payment, in the same manner, on the same terms, at the same place and time and after having given notice in the same manner, all as provided in the preceding provisions of Subsection 6.1(B). After such sale, the Trustee shall make due conveyance to the purchaser or purchasers. Sales made without maturing the Secured Indebtedness may be made hereunder whenever there is a default in the payment of any installment of the Secured Indebtedness without affecting in any way the power of sale granted under this Subsection 6.1(C), the unmatured balance of the Secured Indebtedness (except as to any proceeds of any sale which Beneficiary may apply as a prepayment of the Secured Indebtedness) or the assignments, liens and security interests securing payment of the Secured Indebtedness.

                      (D) Legal Proceedings. Beneficiary may or Trustee may upon written request of Beneficiary, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Secured Indebtedness in accordance with the terms hereof or of the other Loan Documents, to foreclose or otherwise enforce the assignments, liens, and security interests created or evidenced by the other Loan Documents, or this Deed of Trust as against all, or any part of, the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction.

                      (E) Appointment of Receiver. To the extent permitted by law, Beneficiary shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of the Rents and Grantor hereby expressly consents to any such appointment.

                      (F) Possession. To the extent permitted by law, Beneficiary may enter upon the Land, take possession of the Mortgaged Property and remove the Personal Property or any part thereof, with or without judicial process, and, in connection therewith, without any responsibility or liability, including, without limitation, liability for consequential damages of any kind on the part of Beneficiary, and Beneficiary may take possession of any property located on or in the Real Estate which is not a part of the Mortgaged Property and hold or store such property at Grantor's expense.

                      (G) Performance of Covenants. If Grantor or the Obligated Parties have failed to keep or perform any covenant whatsoever contained in the Loan Documents or in the Leases, Beneficiary may, but shall not be obligated to, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be a part of the Secured Indebtedness, and Grantor promises, upon demand, to pay to Beneficiary all sums so advanced by Beneficiary, with interest at the highest default rate specified in the Term Note from the date when paid by Beneficiary. No such payment by Beneficiary shall constitute a waiver of any Event of Default. In addition to the liens and security interests hereof, Beneficiary shall be subrogated to all Liens securing the payment of any debt, claim, tax, or assessment which Beneficiary may pay.

                      (H) Right to Make Repairs, Improvements. Should any part of the Mortgaged Property come into the possession of Beneficiary after the occurrence of an Event of Default, Beneficiary may use, operate, and/or make repairs, alterations, additions and improvements to the Mortgaged Property for the purpose of preserving it or its value. Grantor covenants to promptly reimburse and pay to Beneficiary, at the address set forth at the beginning of this Deed of Trust or at such other place as may be designated by Beneficiary in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Beneficiary in connection with its custody, preservation, use or operation of the Mortgaged Property, together with interest thereon from the date incurred by Beneficiary at the highest default rate specified in the Term Note, and all such expenses, cost, taxes, interest, and other charges shall be a part of the Secured Indebtedness. It is agreed, however, that the risk of accidental loss or damage to the Mortgaged Property is undertaken by Grantor, and, except for Beneficiary's willful misconduct or gross negligence, Beneficiary shall have no liability whatsoever for decline in value of the Mortgaged Property, or for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.

                      (I) Surrender of Insurance. Beneficiary may surrender the insurance policies maintained pursuant to the terms hereof, or any part thereof, and receive and apply the unearned premiums as a credit on the Secured Indebtedness, and, in connection therewith, Grantor hereby appoints Beneficiary (or any officer of Beneficiary), as the true and lawful agent and attorney-in-fact for Grantor (with full powers of substitution), which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable, to collect such premiums.

                      (J) Collection of Personal Property. Beneficiary may, in its own name or the name of Grantor, notify any or all parties obligated on any of the Personal Property to make all payments due or to become due thereon directly to Beneficiary, whereupon the power and authority of Grantor to collect the same in the ordinary course of its business shall be deemed to be immediately revoked and terminated. With or without such general notification, Beneficiary may take or bring in Grantor's name or that of Beneficiary all steps, actions, suits or proceedings deemed by Beneficiary necessary or desirable to effect possession or collection of the Personal Property, including sums due or paid thereon, may complete any contract or agreement of Grantor in any way related to any of the Personal Property, may make allowances or adjustments related to the Personal Property, may compromise any claims related to the Personal Property, may issue credit in its own name or the name of Grantor, may remove from Grantor's premises all documents, instruments, records, files or other items relating to the Personal Property, and Beneficiary may, without cost or expense to Beneficiary, use Grantor's personnel, supplies and space to take possession of, administer, collect and disclose of the Personal Property. Regardless of any provision hereof, however, Beneficiary shall never be liable for its failure to collect or for its failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Personal Property or sums due or paid thereon, nor shall it be under any obligation whatsoever to anyone by virtue of this Deed of Trust, except to account for the funds that it shall actually receive hereunder.

                      (K) Issuance of Receipts; Endorsements; Power of Attorney. Issuance by Beneficiary of a receipt to any person, firm, corporation or other entity obligated to pay any amounts to Grantor shall be a full and complete release, discharge and acquittance to such person, firm, corporation or other entity to the extent of any amount so paid to Beneficiary. Beneficiary is hereby authorized and empowered on behalf of Grantor to endorse the name of Grantor upon any check, draft, instrument, receipt, instruction or other document or items, including, but not limited to, all items evidencing payment upon any indebtedness of any person, firm, corporation or other entity to Grantor coming into Beneficiary's possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. Beneficiary is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions or other documents, agreements or items on behalf of Grantor, either before or after an Event of Default as shall be deemed by Beneficiary to be necessary or advisable, in the sole discretion of Beneficiary, to protect its security interest in the Personal Property or the repayment of the Secured Indebtedness, and Beneficiary shall not incur any liability in connection with or arising from its exercise of such power of attorney.

                      (L) Foreclosure of Personal Property with Real Property. Beneficiary may proceed under the Code as to all personal property covered hereby, or, at Beneficiary's election, Beneficiary may proceed as to both the real and personal property covered hereby in accordance with Beneficiary's Rights in respect of real property, in which case the provisions of the Code shall not apply.

                      (M) Other Rights. Beneficiary shall have and may exercise (i) the Rights of a secured party under the Code, (ii) any and all other Rights which Beneficiary may have at law or in equity and (iii) all Rights with respect to the Personal Property as provided in the Loan Documents.

                      (N) Collect Rents. Beneficiary may terminate the license granted to Grantor in Section 7.l hereof to collect the Rents, and, without taking possession, in Beneficiary's own name, Beneficiary may demand, collect, receive, sue for, attach and levy the Rents, and give proper receipts, releases and acquittances therefor.

                      (O) Manage Leases. Beneficiary may make, modify, enforce, cancel or accept the surrender of any Lease, remove or evict any Lessee, increase or reduce rents, decorate, clean and make repairs, and otherwise do any act or incur any costs or expenses that Beneficiary shall deem proper to protect the security hereof, as fully and to the same extent as Grantor could do if in possession of the Mortgaged Property.

          Section 6.2. Acts of Trustee; Prima Facie Evidence. Grantor and Beneficiary agree that, in any assignments, deeds, bills of sale, notices of sale, or postings, given by Trustee or Beneficiary, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, or as to the occurrence or existence of any Event of Default, or as to the acceleration of the maturity of the Secured Indebtedness, or as to the request to sell, posting of notice of sale, notice of sale, time, place, terms and manner of sale and receipt, distribution and application of the money realized therefrom, or as to the due and proper appointment of a substitute trustee and without being limited by the foregoing, as to any other act or thing having been duly done by Beneficiary or by Trustee, shall be taken by all courts of law and equity as prima facie evidence that the said statements or recitals state facts and are without further questions to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

          Section 6.3. Possession: Tenant at Sufferance. If the assignments, liens, or security interests hereof shall be foreclosed or otherwise enforced by a Trustee's sale, or by any other judicial or non-judicial action, then the purchaser at any such sale shall receive, as an incident to his ownership, immediate possession of that portion of the Mortgaged Property purchased, and if Grantor or Grantor's Successors or Lessees shall hold possession of any of said portion of the Mortgaged Property subsequent to such foreclosure, Grantor and Grantor's Successors or Lessees in possession shall be considered as tenants at sufferance of the purchaser at such foreclosure sale, and anyone occupying the Mortgaged Property (or any part thereof) after demand made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

          Section 6.4. Application of Proceeds. All amounts received by Beneficiary hereunder shall be applied as follows: FIRST, to the payment of all reasonable expenses arising out of or in connection with the Mortgaged Property, the foreclosure thereof, and the collection of the Secured Indebtedness including, without limitation, the commissions, reasonable fees and expenses of Beneficiary's attorneys, accountants, real estate brokers, property managers, receivers, and of the Trustees; SECOND, to the Secured Indebtedness; and THIRD, the balance, if any, remaining after the full and final payment and performance of the Secured Indebtedness, to Grantor.

          Section 6.5. Mortgage. This instrument shall be effective as a mortgage as well as a deed of trust, and upon the occurrence of an Event of Default may be foreclosed as to the Mortgaged Property in any manner permitted by the laws of Texas. Any foreclosure suit may be brought by Trustee or Beneficiary. If a foreclosure hereunder is commenced by Trustee, Beneficiary may, at any time before the sale, direct the Trustee to abandon the sale, and may then institute suit for the collection of the Secured Indebtedness, and for the foreclosure of enforcement of the assignments, liens, and security interests hereof. If Beneficiary should institute a suit for the collection of the Secured Indebtedness, and for a foreclosure or enforcement of the assignments, liens, and security interests hereof, it may, at any time before the entry of a final judgment in said suit, dismiss the same, and require Trustee to sell the Mortgaged Property, or any part thereof, in accordance with the provisions of this Deed of Trust.

                                  ARTICLE VII

                         ASSIGNMENT OF LEASES AND RENTS

          Section 7.1. Grantor does hereby grant, transfer and assign unto Beneficiary (A) the Leases, (B) any and all guaranties of payment or performance of the obligations of any Lessee, and (C) the Rents; provided, however, that Beneficiary hereby grants to Grantor a license to collect and receive all Rents. Such license shall be revocable by notice from Beneficiary to Grantor at any time after the occurrence and during the continuation of an Event of Default.

          Section 7.2. No Liability on Beneficiary. Beneficiary shall not be liable for any loss sustained by Grantor resulting from Beneficiary's failure to let the Mortgaged Property, or any part thereof, after an Event of Default or from any other act or omission of Beneficiary in managing the Mortgaged Property, or any part thereof. Beneficiary shall not be obligated to perform or discharge, any obligation, duty or liability under the Leases or under or by reason of this Deed of Trust, and Grantor shall indemnify Beneficiary for, and hold Beneficiary harmless from, any and all liability, loss or damage which may or might be incurred under the Leases or under or by reason of this Deed of Trust, and from any and all claims and demands whatsoever which may be asserted against Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases. Should Beneficiary incur any such liability under the Leases or under or by reason of this Deed of Trust or in defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees shall be secured hereby and Grantor shall reimburse Beneficiary therefor immediately upon demand, and upon the failure of Grantor to do so Beneficiary may, at its option, declare the Secured Indebtedness immediately due and payable. It is further understood that this Deed of Trust shall not operate to place responsibility for the control, care, management or repair of the Mortgaged Property upon Beneficiary, or for the carrying out of any of the terms and conditions of the Leases; nor shall it operate to make Beneficiary responsible or liable for any waste committed on the Mortgaged Property by the Lessees or any other parties, or for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property, resulting in loss, injury or death to any Lessee, licensee, employee or stranger.


                                  ARTICLE VIII

                               SECURITY AGREEMENT

          Section 8.1. Grant of Security Interest. Grantor hereby transfers, assigns, delivers and grants a security interest in and right of set-off against the Personal Property to Beneficiary as security for payment of the Secured Indebtedness.

Section 8.2. Assignment of Non-Code Personal Property. To the extent that any of the Personal Property is not subject to the Code, Grantor hereby assigns to Beneficiary all of Grantor's right, title, and interest in and to the Personal Property to secure the Secured Indebtedness, together with the right of set-off with regard to such Personal Property (or any part hereof). Release of the lien of this Deed of Trust shall automatically terminate this assignment.


                                   ARTICLE IX

                                 MISCELLANEOUS

          Section 9. l. Release of this Deed of Trust. If the Secured Indebtedness is paid and performed in full in accordance with the terms of the instruments evidencing the Secured Indebtedness, and if Grantor shall well and truly perform all of Grantor's covenants contained herein, then this conveyance shall become null and void and be released at Grantor's request and expense; otherwise, it shall remain in full force and effect, provided that no release hereof shall impair Grantor's warranties and indemnities contained herein.

          Section 9.2. Successors. If Grantor, or any of Grantor's Successors, conveys its interest in any of the Mortgaged Property to any other party, then Beneficiary may, without notice to Grantor, or its successors and assigns, deal with any owner of any part of the Mortgaged Property with reference to this Deed of Trust and the Secured Indebtedness, either by way of forbearance on the part of Beneficiary, or extension of time of payment of the Secured Indebtedness, or release of all or any part of the Mortgaged Property, or any other property securing payment of the Secured Indebtedness, without in any way modifying or affecting Beneficiary's Rights and Liens hereunder or the liability of Grantor, or any other party liable for payment of the Secured Indebtedness, in whole or in part.

          Section 9.3. Marshaling. Grantor hereby waives all Rights of marshaling in the event of any foreclosure of the Liens hereby created.

          Section 9.4. Reserve for Taxes and Insurance. At the request of Beneficiary after the occurrence and during the continuance of a default or an Event of Default, Grantor shall create a fund or reserve for the payment of all ground rentals, insurance premiums, taxes, and assessments against the Mortgaged Property by paying to Beneficiary a sum equal to the rentals payable by Grantor to any lessor of the Mortgaged Property, or any part thereof, plus the premiums that will next become due and payable on the hazard insurance policies covering the Mortgaged Property, or any part thereof, plus taxes and assessments next due on the Mortgaged Property, or any part thereof, as estimated by Beneficiary, less all sums paid previously to Beneficiary therefor, divided by the number of installments of principal and/or interest to elapse before one month prior to the date when such ground rentals, premiums, taxes, and assessments will become delinquent, such sums to be held by Beneficiary, without interest, for the purposes of paying such ground rentals, premiums, taxes, and assessments. Beneficiary shall have the right (but not the obligation) to apply such sums to the payment of such ground rentals, premiums, taxes and assessments. Any excess reserve shall, at the discretion of Beneficiary, be credited by Beneficiary on subsequent payments to be made on the Secured Indebtedness by Grantor, and any deficiency shall be paid by Grantor to Beneficiary on or before the date when such ground rentals, premiums, taxes, and assessment;, shall have become delinquent.

          Section 9.5. Condemnation. Beneficiary shall be entitled to receive any and all sums which may be awarded or become payable to Grantor for the condemnation of any of the Mortgaged Property for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the Mortgaged Property. Grantor shall give immediate written notice to Beneficiary of any such condemnation proceeding affecting the Mortgaged Property, and shall afford Beneficiary an opportunity to participate in any proceeding or settlement of awards with respect thereto. All such sums are hereby assigned to Beneficiary, and Grantor shall, upon request of Beneficiary, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Beneficiary to collect and receipt for any such sums. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums. Any sums so collected shall be applied by Beneficiary, first, to the expenses, if any, of collection, and then in accordance with Section 6.4 hereof. Notwithstanding the foregoing, if, after such condemnation or private sale in lieu thereof, Beneficiary determines in its reasonable judgment that the remainder of the Mortgaged Property can be restored in such a manner as to preserve substantially the economic value thereof and no Event of Default has occurred and is continuing, upon request of Grantor such sums so held by Beneficiary shall be made available for such restoration and disbursed by Beneficiary during the course of such restoration under safeguards reasonably satisfactory to Beneficiary. Any sums remaining after completion of restoration shall be applied in accordance with Section 6.4.

          Section 9.6. Insurance Proceeds. Beneficiary shall receive the proceeds of any and all insurance that may become payable with respect to any of the Mortgaged Property, and so long as no Event of Default has occurred and is continuing and such proceeds (together with any other amounts deposited by Grantor with Beneficiary) are sufficient to rebuild and restore the Improvements, shall make such proceeds available to rebuild or restore the Improvements or, if an Event of Default has occurred and is continuing or if such proceeds (together with any other amounts deposited by Grantor with Beneficiary) are not sufficient to rebuild and restore the Improvements, Beneficiary may apply the same to the Secured Indebtedness in the order and manner set forth in Section 6.4 hereof, whether then matured or to mature in the future, and prior to such application, may deduct therefrom any expenses incurred in connection with the collection or handling of such proceeds, it being understood that Beneficiary shall not be, under any circumstances, liable, or responsible for failure to collect, or exercise diligence in the collection of, any of such proceeds.

          Section 9.7. Subrogation. It is understood and agreed that the funds loaned to any of the Obligated Parties pursuant to the Loan Agreement, to the extent that the same are utilized to pay or renew or extend any indebtedness of the Obligated Parties, or any other indebtedness, or take up or release any outstanding Liens against the Mortgaged Property, or any portion thereof, have been advanced by Beneficiary at Grantor's request and at the request of the Obligated Parties and upon their representation that such amounts are due and payable. Beneficiary shall be subrogated to any and all Rights and Liens owned or claimed by any owner or beneficiary of said outstanding Rights and Liens, however remote, regardless of whether said Rights and Liens are acquired by assignment or are released by the beneficiary thereof upon payment.

          Section 9.8. Illegality. If any provision of this Deed of Trust is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Deed of Trust, the legality, validity, and enforceability of the remaining provisions of this Deed of Trust shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Deed of Trust a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If the Rights and Liens created by this Deed of Trust shall be invalid or unenforceable as to any part of the Secured Indebtedness, then the unsecured portion of the Secured Indebtedness shall be completely paid prior to the payment of the remaining and secured portion of the Secured Indebtedness, and all payments made on the Secured Indebtedness shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Secured Indebtedness.

          Section 9.9. Maximum Interest Rate. Notwithstanding anything contained in this Deed of Trust or in any of the Loan Documents to the contrary, Beneficiary shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Secured Indebtedness, any amount in excess of the amount permitted and calculated at the highest lawful rate, and, in the event Beneficiary ever receives, collects or applies as interest any amount in excess of the amount permitted and calculated at the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Secured Indebtedness, and, if the principal balance of the Secured Indebtedness is paid in full, any remaining excess shall forthwith be paid to Grantor. In determining whether or not the interest paid or payable under any specific contingency exceeds the amount of interest permitted and calculated at the highest lawful rate, Grantor and Beneficiary shall, to the maximum extent permitted under applicable law, (A) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (B) exclude voluntary prepayments and the effect thereof, and (C) spread the total amount of interest throughout the entire contemplated term of the Secured Indebtedness.

          Section 9.10. Obligations Binding Upon Grantor's Successors. This Deed of Trust is binding upon Grantor and Grantor's Successors, and shall inure to the benefit of Beneficiary, and its successors and assigns, and the provisions hereof shall likewise be covenants running with the land. The duties, covenants, conditions, obligations and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and Grantor's Successors.

          Section 9.11. Counterparts. This Deed of Trust has simultaneously been executed in a number of identical counterparts, each of which, for all purposes, shall be deemed an original.

          Section 9.12. Exhibits. All exhibits attached hereto are by this reference made a part hereof. The term "Deed of Trust" shall include all such exhibits.

          Section 9.13. Indemnity. Grantor hereby assumes all liability for the Mortgaged Property, for the Liens created therein by this Deed of Trust, and for any development, use, possession, maintenance, and management of, and construction upon, the Mortgaged Property, or any part thereof, and agrees to assume liability for, and to indemnify and hold Beneficiary harmless from and against, any and all losses, damages, claims, costs, penalties, causes of action, liabilities and expenses, including court costs and attorneys' fees, howsoever arising (including, without limitation, for injuries to or deaths of persons and damage to property), from or incident to such ownership of the Mortgaged Property and development, use, possession, maintenance, management, and construction.

          Section 9.14. Vendor's Lien. If all or any portion of the Secured Indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Mortgaged Property, then: (A) Beneficiary shall have, and is hereby granted, a vendor's lien on the Mortgaged Property to further secure the Secured Indebtedness; and (B) Beneficiary shall be subrogated to all rights, titles, interests, liens, and security interests owned or claimed by the holder of any indebtedness which has been directly or indirectly discharged or paid from the proceeds of the Secured Indebtedness.

          Section 9.15. Section References. All references to "Article," "Articles," "Section," "Sections," "Subsection," or "Subsections" contained herein are, unless specifically indicated otherwise, references to articles, sections, and subsections of this Deed of Trust.

          Section 9.16. Singular: Plural. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

          Section 9.17. Headings. The captions, headings, and arrangements used in this Deed of Trust are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

          Section 9.18. Notices. Except for notices of a foreclosure which shall be given in the manner set forth in Section 6.1(B) hereof, all notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt, or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or three business days after deposit in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows:

          (A)If to Beneficiary:         Fleet Capital Corporation
                                        2711 North Haskell
                                        Suite 21()0
                                        Dallas, Texas 75204
                                        Attention: Loan Administration Manager

                    w/ a copy to:       Hughes & Luce, L.L.P.
                                        1717 Main Street, Suite 2800
                                        Dallas, Texas 75201
                                        Attention: Larry A. Makel, Esq.

          (B)If to Grantor:             DXP Acquisition, Inc.
                                        d/b/a Strategic Acquisition, Inc.
                                        580 Westlake Park Boulevard
                                        Suite 1100
                                        Houston, Texas 77079
                                        Attention: David R. Little, CEO

or to such other address as each party may designate for itself by like notice given in accordance with this Section 9.18.

          Section 9.19. Resignation: Removal of Trusts. Trustee may resign at any time without notice. In the event of the resignation or death of Trustee, or Trustee's failure, refusal or inability, for any reason, to make any such sale or to perform any of the trusts herein declared, or, at the option of Beneficiary, without cause, Beneficiary may appoint, orally or in writing, a substitute trustee, who shall thereupon succeed to all the estates, titles, rights, powers and trusts herein granted to and vested in Trustee. If Beneficiary is a corporation, such appointment may be made on behalf of such Beneficiary by any person who is then the president, or a vice-president, assistant vice-president, treasurer, cashier, secretary, or any other authorized officer or agent of Beneficiary. In the event of the resignation or death of any substitute trustee, or such substitute trustee's failure, refusal or inability to make any such sale or perform such trusts, or, at the option of Beneficiary, without cause, successive substitute trustees may thereafter, from time to time, be appointed in the same manner. Wherever herein the word "Trustee" is used, the same shall mean the person who is the duly appointed trustee in the first paragraph of this Deed of Trust or substitute trustee hereunder at the time in question.

          Section 9.20. Governing Laws. The substantive laws of the State of Texas shall govern the validity, construction, enforcement, and interpretation of this Deed of Trust, and the other Loan Documents, unless otherwise specified therein.

Section 9.21. Time of Essence. Time is of the essence of this Deed of Trust.

          Section 9.22. Fixture Filing. This Deed of Trust shall also constitute a security agreement with respect to the Personal Property and a "fixture filing" for purposes of the Code. Portions of the Personal Property are or may become fixtures. Information concerning the security interests herein granted may be obtained at the addresses stated in the first paragraph of this Deed of Trust.

          Section 9.23. Financing Statement. Beneficiary shall have the right at any time to file this Deed of Trust as a financing statement, but the failure to do so shall not impair the validity and enforceability of this Deed of Trust in any respect whatsoever. A carbon, photographic, or other reproduction of this Deed of Trust, or any financing Statement relating to this Deed of Trust, shall be sufficient as a financing statement.

          Section 9.24. Conflicting Provisions. In the event of any conflict between the terms of the Loan Agreement and the terms of this Deed of Trust, the terms of the Loan Agreement shall prevail.


                                    GRANTOR:

                                    DXP ACQUISITION, INC. d/b/a
                                    STRATEGIC ACQUISITION, INC.,
                                    a Nevada corporation

                                    By: /s/ DAVID R. LITTLE
                                    Name: David R. Little
                                    Its:     Chairman & CEO

EXHIBITS:


A - Description of Land
B - Permitted Exceptions


THE STATE OF TEXAS                   )
                                     )
COUNTY OF HARRIS                     )



          This instrument was acknowledged before me on June 16th, 1997, by David R. Little, Chairman & CEO of DXP Acquisition, Inc. d/b/a Strategic Acquisition, Inc., a Nevada corporation, on behalf of said corporation.


                                        /s/ TERRI E. HATFIELD
                                        Notary Public in and for
                                        the State of Texas

                                        ----------------------------------------
                                        Terri E. Hatfield
                                        Notary's Printed Name

My Commission Expires:

6/24/2000

                                  Exhibit "A"
                                       to
                                 Deed of Trust

                          Description of Real Property



                                [See attached.]

                                   Exhibit A


11.290 ACRE TRACT
J.A. BONTON SURVEY, ABSTRACT NO. 5
ANGELINA COUNTY, TEXAS


        BEING all that certain tract or parcel of land lying and situated in Angelina County, Texas, out of the J.A. BONTON SURVEY, ABSTRACT NO. 5 and being a part or portion of that certain 14.2961 acre tract described in a deed from Brookshire Brothers, Inc. to Lufkin Industries, Inc. dated September 11, 1980 and recorded in Volume 508 on Page 514 of the Deed Records of Angelina County, Texas, to which reference is hereby made for any and all purposes and the said tract or parcel being described by metes and bounds as follows, to-wit:

        BEGINNING S 19 degrees 50' 42" E 143.62 feet from a 1/2" pipe set at the Northeast corner of the aforesaid referred to 14.2961 acre tract and the Northwest corner of that certain 7.25 acre tract described in a deed from Granville Wright, et al to K. Morris dated May 10, 1935 and recorded in Volume 82 on Page 590 of the Deed Records of Angelina County, Texas, a 1/2" pipe set for corner in the East boundary line of the said 14.2961 acre tract and the West boundary line of the said 7.25 acre tract;

        THENCE S 19 degrees 50' 42" E with the East boundary line of the said
14.2961 acre tract, the West boundary line of the said 7.25 acre tract and the West boundary line of that certain 1.61 acre tract described in a deed from Mrs. L. A. Largent, et al to Kilgore Morris dated February 2, 1938 and recorded in Volume 88 on Page 208 of the Deed Records of Angelina County, Texas, at 1261.91 feet the Southeast corner of the said 14.2961 acre tract and the Northeast corner of that certain 0.58 acre tract described in a deed from
T. C. Largent, et ux to A. W. Stockman, et ux dated January 5, 1961 and recorded in Volume 251 on Page 278 of the Deed Records of Angelina County, Texas a 1/2" pipe found for corner;

        THENCE S 71 degrees 41' 00" W with the South boundary line of the said
14.2961 acre tract, the North boundary line of the said 0.58 acre tract, and the North boundary line of that certain 0.5 acre tract described in a deed from the estate of Rolf Leroy Smith to A. W. Stockman dated December 19, 1957 and recorded in Volume 215 on Page 92 of the Deed Records of Angelina County, Texas, at 305.88 feet the Southwest corner of the said 14.2961 acre tract and the Northwest corner of the said 0.5 acre tract, a 1/2" pipe set for corner (near a chainlink fence corner) in the curving East right-of-way line of State Highway Loop No. 287;

        THENCE two calls with the West boundary line of the said 14.2961 acre tract and the East right-of-way line of the said State Highway Loop No. 287 as follows:

                                                                    (1)
        Northwesterly with a 02 degrees 51' 03" curve to the left (Central Angle = 09 degrees 08' 31" Radius = 2009.86 feet with Long Chord Bearing and Distance = N 27 degrees 32' 38" W 320.35 feet), at 320.69 feet the end of said curve, a Texas Highway Department metal disk found for corner;

                                                                    (2)
        N 32 degrees 06' 54" W 833.05 feet, a 1/2" pipe set for corner;

        THENCE N 57 degrees 03' 48" E, at 539.76 feet the point and place of beginning and containing 11.290 acres of land, more or less.

Basis of Bearings:                              The North boundary line of the
                                                said 14.2961 acre tract (Deed
                                                Call -N 83 degrees 07' E).


                                        EVERETT GRIFFITH, JR. AND
                                        ASSOCIATES, INC.
                                        Engineering and Surveying


                                        /s/ MICHAEL G. PARKER
                                        ----------------------------------------
                                        Michael G. Parker (Signature in blue
                                        ink)
                                        Registered Professional Land Surveyor
                                        No. 4527
                                        Lufkin, Texas
                                        May 17, 1994

                                  Exhibit "B"
                                       to
                                 Deed of Trust

                              Permitted Exceptions



                                [See attached.]





                                   Exhibit B